  Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-271518
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 28, 2023)

$150,000,000
7.00% Fixed-to-Floating Rate Subordinated Notes due 2035

We are offering $150,000,000 aggregate principal amount of 7.00% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Notes”). The Notes will mature on August 15, 2035. From and including the date of original issuance to, but excluding, August 15, 2030, or the date of earlier redemption, the Notes will bear interest at a fixed annual interest rate of 7.00% per annum, payable semiannually in arrears on February 15 and August 15 of each year, commencing on February 15, 2026. From and including August 15, 2030, to, but excluding, August 15, 2035 or the date of earlier redemption, the Notes will bear interest at a floating rate per annum equal to a benchmark rate (which is expected to be Three-Month Term SOFR (as defined herein)) plus a spread of basis points, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2030. Notwithstanding the foregoing, in the event that Three-Month Term SOFR is less than zero, then Three-Month Term SOFR shall be deemed to be zero.
We may, at our option, redeem the Notes (i) in whole or in part beginning with the interest payment date of August 15, 2030, and on any interest payment date thereafter or (ii) in whole but not in part upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or Southside Bancshares, Inc. becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”). The redemption price for any redemption is 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any early redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations.
The Notes will rank junior to all of our existing and future senior indebtedness. In addition, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, Southside Bank. The Notes will rank equally in right of payment with our existing $100.0 million aggregate principal amount of 3.875% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “2030 Subordinated Notes”). The Notes will be obligations of Southside Bancshares, Inc. only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries.
The Notes will not be listed on any national securities exchange. Currently, there is no public market for the Notes.
	Public Offering Price	Underwriting Discounts and Commissions(2)	Proceeds, Before Expenses, to us(1)
Per Note	100.00%	1.50%	98.50%
Total	$150,000,000	$2,250,000	$147,750,000

(1)
Plus accrued interest, if any, from August 14, 2025 to the date of delivery.

(2)
We have agreed to reimburse the underwriter for certain expenses in connection with this offering. See “Underwriting” in this prospectus supplement for details.

The underwriter expects to deliver the Notes in book-entry only form on or about August 14, 2025.
Investing in the Notes involves certain risks. Please read “Risk Factors” beginning on page S-7 of this prospectus supplement and those risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
None of the U.S. Securities and Exchange Commission (the “SEC”), any state securities commission, the Federal Reserve, the Federal Deposit Insurance Corporation (the “FDIC”), the Texas Department of Banking (the “TDB”), or any other regulatory body has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The Notes are not savings accounts, deposits or other obligations and will not be insured by the FDIC or any other governmental agency or instrumentality, and they are not obligations of, or guaranteed by, our bank or any of our nonbank subsidiaries.
Sole Book-Running Manager
Prospectus Supplement dated August 7, 2025

PROSPECTUS SUPPLEMENT
PROSPECTUS
We have not, and the underwriter has not, authorized any other person to provide you with any information other than the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may authorize to be delivered to you and the documents incorporated by reference herein and therein. Neither we nor the underwriter take responsibility for, or provide any assurance as to the reliability of, any different or additional information. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and any sale of the Notes.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is composed of two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the information set forth in this prospectus supplement differs in any way from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement conflicts with any statement in a document we have incorporated by reference, then you should consider only the statement in the more recent document.
This prospectus supplement and the accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration statement. The registration statement, including the exhibits to the registration statement, contains additional information about us. The registration statement can be obtained from the SEC’s website, www.sec.gov. Under the shelf registration process, from time to time, we may offer and sell debt securities, including the subordinated debt securities offered hereby, common stock, warrants, purchase contracts or units consisting of two or more of the foregoing, or any combination thereof, in one or more offerings.
It is important that you read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC related to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation of Certain Documents by Reference” on page S-iii of this prospectus supplement and “Where You Can Find More Information” on page 1 of the accompanying prospectus.
Neither we nor the underwriters are offering to sell nor seeking an offer to buy the Notes in any jurisdiction where such offers and sales are not permitted. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
In this prospectus supplement, references to the “Corporation,” “SBSI,” “we,” “us,” “our” or similar references mean Southside Bancshares, Inc. and not Southside Bancshares, Inc. together with any of its subsidiaries, unless the context indicates otherwise.
The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the Notes.
EXTENDED SETTLEMENT
We expect that delivery of the Notes will be made against payment therefor on or about August 14, 2025, which will be the fifth business day following the date of pricing of the Notes, or “T+5.” Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes before the date that is one business day prior to the settlement date will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like SBSI, that file electronically with the SEC. The address of that website is http://www.sec.gov. SBSI’s internet website address is http://www.southside.com. We make available, through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The references to the SEC’s website and our website are for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on these websites into this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.
In this prospectus supplement and the accompanying prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below and any documents we file with the SEC in the future (File No. 001-42396) under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the completion of the offering of Notes under this prospectus supplement (other than, in each case, information in such additional documents that is deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, to be “furnished” and not filed with the SEC):
•
Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;

•
The portions of our definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Shareholders, filed with the SEC on March 27, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on April 30, 2025, and July 25, 2025, respectively; and

•
Current Reports on Form 8-K, filed with the SEC on March 24, 2025, May 19, 2025, and August 5, 2025.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
We will provide to each person to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus. You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

S-iii

Southside Bancshares, Inc.
Attn: Investor Relations
1201 S. Beckham Avenue
Tyler, Texas 75701
(903) 531-7111
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us in connection with this offering or to which we have referred you. Neither we nor any underwriter, dealer or agent have authorized anyone else to provide you with additional or different information.
You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-iv

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus supplement contains or incorporates by reference, and from time to time our management may make, forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Rule 175 promulgated thereunder, and Section 21E of the Exchange Act, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “would,” “should,” “seek,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continues,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions (some of which are beyond our control and ability to predict), may include projections of SBSI’s future financial performance, future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in SBSI’s business or financial results. These statements are not guarantees of future performance and are only predictions based on our current expectations and projections about future events. Factors that could cause SBSI’s actual financial condition and results of operations, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include, but are not limited to:
•
general (i) political conditions, including, without limitation, governmental action and uncertainty resulting from U.S. and global political trends and (ii) economic conditions, either globally, nationally, in the State of Texas, or in the specific markets in which we operate, including, without limitation, the deterioration of the commercial real estate, residential real estate, construction and development, energy, oil and gas, credit or liquidity markets, which could cause an adverse change in our net interest margin, or a decline in the value of our assets, which could result in realized losses, as well as the risks of an economic slowdown or recession and the effects of inflationary pressures, changes in interest rates, tariffs or trade wars (including reduced consumer spending, supply chain issues and adverse impacts to credit quality) and the related financial stress on borrowers and changes to customer behavior and credit risk as a result of the foregoing;

•
inflation and fluctuations in interest rates that reduce our margins and yields, the fair value of financial instruments, the level of loan originations or prepayments on loans we have made and make, and the cost we pay to retain and attract deposits and secure other types of funding;

•
current or future legislation, regulatory changes or changes in monetary or fiscal policy that adversely affect the businesses in which we or our customers or our borrowers are engaged, including the impact of the Federal Reserve’s actions to manage interest rates, tariffs, trade policies, supply chain disruptions, immigration policies and/or disputes and other regulatory responses to economic conditions;

•
the impact of interest rate fluctuations on our financial projections, models and guidance;

•
legislative, tax and regulatory changes including overdraft and late fee caps (if implemented), including those that impact the money supply and inflation;

•
acts of terrorism, war or other conflicts, natural disasters, such as hurricanes, freezes, flooding and other man-made disasters, such as oil spills or power outages, health emergencies, epidemics or pandemics, climate change or other catastrophic events that may affect general economic conditions or cause other disruptions and/or increase costs, including, but not limited to, property and casualty and other insurance costs;

•
potential impacts of the adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments);

•
technological changes, including potential cyber-security incidents and other disruptions, or innovations to the financial services industry, including as a result of the increased telework environment;

•
our ability to identify and address cyber-security risks such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, which may be exacerbated by developments in generative artificial intelligence and which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage of our systems, increased costs, significant losses, or adverse effects to our reputation;

•
changes in the interest rate yield curve such as flat, inverted or steep yield curves, or changes in the interest rate environment that impact net interest margins and may impact prepayments on our mortgage-backed securities (“MBS”) portfolio;

S-v

•
the risk that our enterprise risk management framework, compliance program or our corporate governance and supervisory oversight functions may not identify or address risks adequately, which may result in unexpected losses;

•
the effect of compliance with legislation or regulatory changes;

•
the implementation under the presidential administration of a regulatory reform agenda that is different than that of the prior administration, impacting the rulemaking, supervision, examination and enforcement priorities of the federal banking agencies;

•
credit risks of borrowers, including any increase in those risks due to changing economic conditions;

•
increases in our nonperforming assets;

•
risks related to environmental liability as a result of certain lending activity;

•
our ability to maintain adequate liquidity to fund operations and growth;

•
our ability to control interest rate risk;

•
any applicable regulatory limits or other restrictions on Southside Bank and its ability to pay dividends to us;

•
the failure of our assumptions underlying our allowance for credit losses and other estimates;

•
the failure to maintain an effective system of controls and procedures, including internal control over financial reporting;

•
the effectiveness of our derivative financial instruments and hedging activities to manage risk;

•
unexpected outcomes of, and the costs associated with, existing or new litigation involving us;

•
potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions;

•
changes impacting our balance sheet strategy;

•
risks related to actual mortgage prepayments diverging from projections;

•
risks related to fluctuations in the price per barrel of crude oil;

•
significant increases in competition in the banking and financial services industry;

•
changes in consumer spending, borrowing and saving habits, including as a result of inflation, tariffs, supply chain disruptions, fluctuating interest rates and recessionary concerns;

•
execution of future acquisitions, reorganization or disposition transactions, including the risk that the anticipated benefits of such transactions are not realized;

•
our ability to increase market share and control expenses;

•
our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by our customers;

•
the effect of changes in accounting policies and practices;

•
adverse changes in the status or financial condition of the U.S. government-sponsored enterprises (“GSEs”) which impact the GSEs’ guarantees or ability to pay or issue debt;

•
adverse changes in the credit portfolios of other U.S. financial institutions relative to the performance of certain of our investment securities;

•
risks related to actual U.S. agency MBS prepayments exceeding projected prepayment levels;

•
risks related to U.S. agency MBS prepayments increasing due to U.S. government programs designed to assist homeowners to refinance their mortgage that might not otherwise have qualified;

•
risks related to loans secured by real estate, including the risk that the value and marketability of collateral could decline; and

•
risks associated with our common stock and our other securities, including fluctuations in our stock price and general volatility in the stock market.

These and other factors are more fully described under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, as such factors may be updated from time to time in our other filings with the SEC, as well as the other information contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus. Forward-looking statements speak only as of the date on which such statements

S-vi

are made. Except as required by law, SBSI disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

S-vii

SUMMARY
The following summary should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in their entirety, including “Risk Factors” beginning on page S-7 of this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 and our financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision about whether to invest in the Notes.
Southside Bancshares, Inc.
Southside Bancshares, Inc., incorporated in Texas in 1982, is a bank holding company for Southside Bank, a Texas state bank headquartered in Tyler, Texas, that was formed in 1960. We operate through 53 branches, 12 of which are located in grocery stores, in addition to wealth management and trust services, and/or loan production, brokerage or other financial services offices.
At June 30, 2025, our total assets were $8.34 billion, total loans were $4.6 billion, total deposits were $6.6 billion and total equity was $807.2 million. For the years ended December 31, 2024, and 2023, our net income was $88.5 million and $86.7 million, respectively, and for the six months ended June 30, 2025 and 2024 our net income was $43.3 million and $46.2 million, respectively.
We are a community-focused financial institution that offers a full range of financial services to individuals, businesses, municipal entities and nonprofit organizations in the communities that we serve. These services include consumer and commercial loans, deposit accounts, wealth management, trust and brokerage services.
Our consumer loan services include 1-4 family residential loans, home equity loans, home improvement loans, automobile loans and other consumer related loans. Commercial loan services include short-term working capital loans for inventory and accounts receivable, short- and medium-term loans for equipment or other business capital expansion, commercial real estate loans and municipal loans. We also offer construction loans for 1-4 family residential and commercial real estate.
We offer a variety of deposit accounts with a wide range of interest rates and terms, including savings, money-market, interest and noninterest bearing checking accounts and certificates of deposit.
Our trust and wealth management services include investment management, administration of irrevocable, revocable and testamentary trusts, estate administration, and custodian services, primarily for individuals and, to a lesser extent, partnerships and corporations. Additionally, we offer retirement and employee benefit accounts, including but not limited to IRAs, 401(k) plans and profit-sharing plans.
Our business strategy includes evaluating expansion opportunities through acquisitions of financial institutions in market areas that could complement our existing franchise. We generally seek merger partners that are culturally similar, have experienced management teams and possess either significant market presence or have potential for improved profitability through financial management, economies of scale or expanded services.
We and our subsidiaries are subject to comprehensive regulation, examination and supervision by the SEC, the Federal Reserve, the TDB and the FDIC and are subject to numerous laws and regulations relating to internal controls, the extension of credit, making of loans to individuals, deposits and all other facets of our operations.
Our primary executive offices are located at 1201 South Beckham Avenue, Tyler, Texas 75701 and our telephone number is 903-531-7111. Our website can be found at www.southside.com. Our public filings with the SEC may be obtained free of charge on either our website, https://investors.southside.com/ under the topic Financials, or the SEC’s website, www.sec.gov, as soon as reasonably practicable after filing with the SEC. We include our website address throughout the filing only as textual references. The information contained on our website is not incorporated in this document by reference.

THE OFFERING
The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Notes. You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, carefully before making a decision about whether to invest in the Notes. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of the Notes.”
Issuer
Southside Bancshares, Inc.
Securities Offered
7.00% Fixed-to-Floating Rate Subordinated Notes due 2035.
Aggregate Principal Amount
$150,000,000
Maturity Date
The Notes will mature on August 15, 2035 (the “Maturity Date”).
Issue Date
August 14, 2025.
Issue Price
100%
Interest Rate
From and including the date of original issuance to, but excluding, August 15, 2030 or the date of earlier redemption (the “fixed rate period”), the Notes will bear interest at a fixed annual rate of 7.00% per annum, payable semi-annually in arrears on February 15 and August 15 of each year (each, a “fixed rate interest payment date”), commencing on February 15, 2026. The last fixed rate interest payment date for the fixed rate period will be August 15, 2030.
From and including August 15, 2030 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark (as defined under “Description of the Notes — Interest”) rate (which is expected to be Three-Month Term SOFR (as defined below)) plus a spread of basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, a “floating rate interest payment date” and, together with the fixed rate interest payment dates, the “interest payment dates”), commencing on November 15, 2030. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.
For each interest period during the floating rate period, when the Benchmark rate is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Notes — Interest”).

If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of the Notes — Interest”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Notes —Effect of Benchmark Transition Event,” which are referred to herein as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the Notes for each interest period occurring after the applicable Benchmark Transition Event and its related Benchmark Replacement Date during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under “Description of the Notes”) plus 357 basis points.
Record Dates
The interest payable on the Notes during the fixed rate period will be paid to the person in whose name such Note is registered at the close of business on the 15th day (whether or not a business day) immediately preceding the applicable fixed rate interest payment date.
The interest payable on the Notes during the floating rate period will be paid to the person in whose name such Note is registered at the close of business on the 15th day (whether or not a business day) immediately preceding the applicable floating rate interest payment date.
Day Count Convention
During the fixed rate period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
During the floating rate period, interest will be computed on the basis of a 360-day year and the actual number of days elapsed in each interest period (or any other relevant period).
Subordination; Ranking
The Notes will be our general unsecured subordinated obligations and will be:
•
junior in right of payment and upon our liquidation to any of our existing and future Senior Indebtedness (as defined under “Description of the Notes — Ranking; Subordination”), whether secured or unsecured;

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equal in right of payment and upon our liquidation with any of our existing and future subordinated indebtedness the terms of which provide that such indebtedness ranks equally with the Notes, including our existing 2030 Subordinated Notes;

•
senior in right of payment and upon our liquidation to our existing and future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the Notes, including our existing $60.3 million of junior subordinated debt securities;

•
effectively subordinated to all our future secured

indebtedness to the extent of the value of the assets securing such indebtedness; and
•
structurally subordinated to any existing and future liabilities and obligations of our existing and future subsidiaries, including, without limitation, Southside Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of June 30, 2025, on a consolidated basis, our liabilities totaled approximately $7.5 billion, which includes approximately $6.6 billion of deposits, $511.5 million of Federal Home Loan Bank (“FHLB”) borrowings, $92.1 million of subordinated notes, $60.3 million of junior subordinated debentures and $99.8 million of other borrowings, which includes $69.8 million of securities sold under repurchase agreements and $30.0 million in borrowings from the Federal Reserve Discount Window (“FRDW”). Except for the approximately $60.3 million of junior subordinated debentures (which rank junior in right of payment and upon liquidation to the Notes) and approximately $92.1 million of outstanding subordinated notes (which rank equal in right of payment and upon liquidation to the Notes), all of these liabilities are contractually or structurally senior to the Notes.
The Notes are not savings accounts or deposits and they are not insured by the United States, the FDIC or any other agency of fund of the United States.
Redemption
We may, at our option, beginning with the interest payment date of August 15, 2030, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of the Notes — Redemption.” Any partial redemption will be made pro rata among all of the holders, by lot or otherwise in accordance with DTC (as defined under Description of the Notes) procedures.
We may also redeem the Notes at any time prior to their maturity, including prior to August 15, 2030, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or SBSI becoming required to register as an investment company pursuant to the 1940 Act.
The Notes are not subject to redemption or prepayment at the option of the holders.
See “Description of the Notes — Redemption.”
Listing
Currently, there is no public market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or automated dealer quotation system.

Further Issuances
The Notes will initially be limited to an aggregate principal amount of $150,000,000. We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes under the Indenture ranking equally with the Notes and with identical terms in all respects (except for the offering price, the payment of interest accruing prior to the issue date of such further notes and the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption, or otherwise as the Notes; provided, however, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes, subject to the procedures of the DTC.
Use of Proceeds
We expect to receive net proceeds from this offering of approximately $147,125,000 after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering, for general corporate purposes, which may include, but are not limited to, the redemption of all or less than all of our outstanding 2030 Subordinated Notes on November 15, 2025, repayment or refinancing of other outstanding indebtedness, repurchasing shares of our common stock, acquisitions of other companies and such other purposes indicated in the applicable pricing supplement.
See “Use of Proceeds.”
Tax Considerations
You should carefully review the section “Material U.S. Federal Income Tax Consequences” in this prospectus supplement and discuss the tax consequences of your particular situation with your tax advisor.
Certain ERISA
Considerations
For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, or benefit plan investor, you should read “Certain ERISA Considerations.”
Global Note; Book-Entry
System
The Notes offered hereby will be issued only in fully registered form without interest coupons and in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes offered hereby will be evidenced by one or more global certificates deposited with the trustee for the Notes, as custodian for DTC. Beneficial interests in the global note will be shown on, and transfers of those beneficial interest can only be made through, records maintained by DTC and its participants. See “Description of the Notes — Clearance and Settlement.”
Risk Factors
See “Risk Factors” in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by referenced herein and in the accompanying prospectus, for a discussion of factors you should consider carefully before deciding to invest in the Notes.
Governing Law
The Notes and the Indenture pursuant to which we will issue the Notes will be governed by the laws of the State of New York.
Trustee
Wilmington Trust, National Association.
Calculation Agent
Wilmington Trust, National Association.

RISK FACTORS
An investment in the Notes involves certain risks. You should carefully consider the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. In particular, you should carefully consider, among other things, the matters discussed below and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in our Quarterly Reports for the quarters ended March 31, 2025, and June 30, 2025, respectively. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The price of the Notes could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement and the accompanying prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.
Risk Factors Related to the Notes
You should not rely on indicative or historical data concerning SOFR.
The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of the secured overnight financing rate (as further described in the “Description of the Notes,” the “SOFR”), when we refer to SOFR-linked subordinated notes, we mean the Notes at any time when the interest rate on the Notes is or will be determined based on SOFR, including Three-Month Term SOFR.
SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as general collateral finance repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service.
FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. FRBNY currently publishes SOFR daily on its website. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.
On July 29, 2021, the Alternative Reference Rates Committee (the “ARRC”) convened by the Federal Reserve and FRBNY formally recommended the use of the CME Group’s computation of forward-looking SOFR term rates, which are calculated by the CME Group based on SOFR futures. It is currently anticipated that Three-Month Term SOFR, for purposes of the Notes, will be based on the CME Group’s forward-looking SOFR term rates with a tenor of three months. FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. You should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.
Any failure of SOFR to maintain market acceptance could adversely affect the Notes.
SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the London Interbank Offered Rate, or LIBOR, in part because it is considered a representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, SOFR does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to maintain wide market acceptance could adversely affect the return on and value of the Notes and the price at which investors can sell the Notes in the secondary market.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked subordinated notes may fluctuate more than floating rate securities that are linked to other rates.
Changes in SOFR could adversely affect the amount of interest that accrues on the SOFR-linked subordinated notes and the trading prices for the SOFR-linked subordinated notes.
Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR-linked subordinated notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the SOFR-linked subordinated notes, which may adversely affect the trading prices of the SOFR-linked subordinated notes. In addition, the interest rate on the SOFR-linked subordinated notes for any day will not be adjusted for any modification or amendment to SOFR for that day that FRBNY may publish if the interest rate for that day has already been determined prior to such publication. Further, if the Benchmark rate on the SOFR-linked subordinated notes during the floating rate period for any interest period declines to zero or becomes negative, interest will only accrue on the SOFR-linked subordinated notes at a rate equal to the spread of 3.57% per annum with respect to that interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the yield on, value of and market for the SOFR-linked subordinated notes.
The amount of interest payable on the Notes will vary after August 15, 2030.
During the fixed rate period, the Notes will bear interest at an initial rate of 7.00% per annum. Thereafter, the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus 357 basis points, subject to the provisions under “Description of the Notes — Interest.” The per annum interest rate that is determined at the reference time for each interest period will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.
Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial, and political events that are important in determining the existence, magnitude, and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

A decrease in SOFR would reduce the rate of interest on the Notes.
The interest rate to be borne by the Notes is based on a spread over SOFR or, if the calculation agent determines prior to the relevant reference time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, upon the applicable Benchmark Replacement. Changes in SOFR or such Benchmark Replacement will affect the rate at which the Notes accrue interest and the amount of interest payments on the Notes. Any decrease in SOFR or such Benchmark Replacement will lead to a decrease in the Notes’ interest rate.
Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.
Under the benchmark transition provisions of the Notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the interest rate on the Notes during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment (as defined under “Description of the Notes — Interest”)). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR (as defined under “Description of the Notes — Effect of Benchmark Transition Event”), the first available Benchmark Replacement, is the compounded average of SOFRs for the applicable Corresponding Tenor (as defined under “Description of the Notes — Interest”), with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent as described in the section titled “Description of the Notes,” while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate (as defined under “Description of the Notes”), which is another Benchmark Replacement, has not yet been established and may change over time.
The implementation of Benchmark Replacement Conforming Changes could adversely affect the amount of interest that accrues on the Notes and the trading prices for the Notes.
Under the benchmark transition provisions of the Notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto (“Relevant Governmental Body”) (such as the ARRC), (ii) International Swaps and Derivatives Association, Inc., or any successor thereto, or (iii) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the Notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Notes during the floating rate period, which could adversely affect the return on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.
Also, since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market for the SOFR-linked subordinated notes may never develop or may not be very liquid. Market terms for securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the SOFR-linked subordinated notes may be lower than those of later-issued securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in securities that are similar or comparable to the SOFR-linked subordinated notes, the trading price of the SOFR-linked subordinated notes may be lower than those of securities that are linked to rates that are more widely used. You may not be able to sell the SOFR-linked subordinated notes at all or may not be able to sell the SOFR-linked subordinated notes at prices that will provide you with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
A change in the Benchmark may be treated as a significant modification of the Notes for tax purposes, which could result in taxable gain or loss to holders.
If a term of the Notes, such as the interest rate, is altered and the degree to which the Notes are altered is economically significant, the Notes will be treated as exchanged for the modified notes for federal tax purposes. A deemed exchange of the Notes could result in gain or loss to the holders. Thus, if the Benchmark is replaced with a rate other than the Three-Month Term SOFR, such replacement could adversely affect the holders of the Notes.
Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.
Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the Notes at our option in whole or in part beginning with the interest payment date of August 15, 2030, and on any interest payment date thereafter. In addition, at any time at which any Notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the Notes in whole but not in part upon the occurrence of (i) a “Tier 2 Capital Event,” (ii) a “Tax Event” or (iii) if we are required to register as an investment company pursuant to the 1940 Act. In the event that we redeem the Notes, holders of the Notes will receive only the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, such earlier redemption date. If any redemption occurs, holders of the Notes will not have the opportunity to continue to accrue and be paid interest to the Maturity Date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes — Redemption.”
The Notes have no mandatory redemption provisions and are not redeemable at the option of holders of the Notes. Any decision we may make at any time to propose a redemption of the Notes will depend upon, among other things, our evaluation of our capital position, including for capital ratio purposes, the composition of our shareholders’ equity and general market conditions at that time.
The Notes are unsecured and subordinated to our existing and future Senior Indebtedness.
The Notes will be our unsecured, subordinated obligations and will be subordinated in right of payment and upon our liquidation to all of our existing and future Senior Indebtedness, including obligations to our and our subsidiaries’ general creditors. In addition, the Notes will effectively be subordinated to all of the existing and future indebtedness, deposits and other liabilities of our current and future subsidiaries, including our principal subsidiary, Southside Bank. We and our subsidiaries may incur substantial additional indebtedness, including additional Senior Indebtedness and indebtedness ranking senior to or on a parity with the subordinated notes in the future.
As of June 30, 2025, on a consolidated basis, our liabilities totaled approximately $7.5 billion, which includes approximately $6.6 billion of deposits, $511.5 million of FHLB borrowings, $92.1 million of subordinated notes, $60.3 million of junior subordinated debentures issued by Southside Bancshares, Inc. and $99.8 million of other borrowings, which includes $69.8 million of securities sold under repurchase agreements and $30.0 million in borrowings from the FRDW. Except for the approximately $60.3 million of junior subordinated debentures issued by Southside Bancshares, Inc. (which rank junior in right of payment and upon liquidation to the Notes) and approximately $92.1 million of outstanding 2030 Subordinated Notes issued by Southside Bancshares, Inc. (which rank equal in right of payment and upon liquidation to the Notes), all of these liabilities are contractually or structurally senior to the Notes. The Indenture (as defined below) does not limit the amount of Senior Indebtedness that we may incur.
In the event that we become insolvent, are placed in receivership or conservatorship, or are liquidated or reorganized, Senior Indebtedness will be entitled to be paid in full from our assets before any payment may be made with respect to the Notes. Holders of the Notes will participate in our remaining assets, if any, ratably with all holders of our unsecured, subordinated indebtedness that is on a parity with the Notes. In any of the foregoing events, we may not have sufficient assets to pay all amounts owing on the Notes and other parity indebtedness. As a result, if holders of the Notes receive any payments, they may receive less, ratably, than holders of senior indebtedness and secured indebtedness. For more information on the subordination of payments under the Notes, see “Description of the Notes — Ranking; Subordination.”
We are a holding company, and banking laws and regulations could limit our access to funds from our bank subsidiary with the result that we may not have access to sufficient cash to make payments on the Notes.
We are a legal entity separate and distinct from our subsidiaries, who do not guarantee the Notes. While we, as a holding company, are required to maintain cash positions for our liquidity at the holding company level, our ability to pay dividends, cover operating expenses, and service our debt, including the Notes, depends upon the dividends from our bank subsidiary. For the quarter ended June 30, 2025, our interest expense on our debt obligations was $2.0 million (holding company only).
Federal and state banking regulations limit dividends from our bank subsidiary to us. Generally, banks are prohibited from paying dividends when doing so would cause them to fall below regulatory minimum capital levels. Additionally, limits exist on banks paying dividends in excess of net income for specified periods. The total amount available for payment of dividends by our bank subsidiary was approximately $47.8 million at June 30, 2025, based on our bank subsidiary maintaining enough capital to be considered well capitalized and other regulatory restrictions on subsidiary bank dividend payments. For the six months ended June 30, 2025, our bank subsidiary paid no dividends to us from 2025 earnings. In addition, federal bank regulatory agencies have the authority to prohibit our bank subsidiary from engaging in unsafe or unsound practices in conducting their business. The payment of dividends or other transfers of funds to us, depending on the financial condition of the bank, could be deemed an unsafe or unsound practice.
Dividend payments from our bank subsidiary would also be prohibited under the “prompt corrective action” regulations of federal bank regulators if the bank subsidiary is, or after payment of such dividends would be, undercapitalized under such regulations. In addition, our bank subsidiary is subject to restrictions under federal law that limit their ability to transfer funds or other items of value to us and our non-bank subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value. Unless an exemption applies, these transactions by our bank subsidiary with us are limited to 10% of the bank subsidiary’s capital stock and surplus and, with respect to all such transactions with affiliates in the aggregate, to 20% of the bank subsidiary’s capital stock and surplus. As of June 30, 2025, a maximum of approximately $80.1 million was available to us from our bank subsidiary pursuant to these limitations. Moreover, loans and extensions of credit by our bank subsidiary to its affiliates, including us, generally are required to be secured in specified amounts. A bank’s transactions with its non-bank affiliates also are required generally to be on arm’s-length terms.
Accordingly, we can provide no assurance that we will receive dividends or other distributions from our bank subsidiary and our other subsidiaries in an amount sufficient to pay interest on or principal of the Notes.
We may not be able to generate sufficient cash to service all of our debt, including the Notes.
Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on the future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, without limitation, limiting distributions to us from Southside Bank and required capital levels with respect to Southside Bank and financial, business, and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed (including, without limitation, upon commencement of the floating rate period) on commercially reasonable terms or at all.
Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.
Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or our bank subsidiary. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of our other obligations under the Notes or the Indenture governing the Notes. Our regulators can, in the event we or our bank subsidiary become subject to an enforcement action, prohibit our bank subsidiary from paying dividends to us, and prevent our payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes. See “Description of the Notes — Events of Default; Limited Rights of Acceleration; Notices of Default.”
Our indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the Notes.
In addition to our currently outstanding indebtedness and any additional indebtedness we may incur pursuant to this offering, we may be able to borrow substantial additional indebtedness, including senior debt, in the future. If new indebtedness is incurred in addition to our current debt levels, the related risks that we now face could increase.
Our indebtedness, including the indebtedness we may incur in the future, could have important consequences for the holders of the Notes, including:
•
limiting our ability to satisfy our obligations with respect to the Notes;

•
increasing our vulnerability to general adverse economic and industry conditions;

•
limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

•
requiring a substantial portion of our cash flow from operations for the payment of principal of, and interest on, our indebtedness and thereby reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements;

•
limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and

•
putting us at a disadvantage compared to competitors with less indebtedness.

The Indenture does not limit the incurrence of additional indebtedness by us, including secured indebtedness, which would be effectively senior to the Notes to the extent of the value of the collateral securing such indebtedness.
The limited covenants relating to the Notes do not protect you.
The covenants in the Indenture governing the Notes are limited. In addition, the Notes and the Indenture do not limit our or our subsidiaries’ ability to further issue additional Notes, including additional notes of the same series as the Notes, or to incur additional debt or other liabilities. We expect that we will from time to time incur additional indebtedness and other liabilities. As a result, the terms of the Indenture do not protect you in the event of an adverse change in our financial condition or results of operations, and you should not consider the terms of the Indenture to be a significant factor in evaluating whether we will be able to comply with our obligations under the Notes.
In addition, we are not restricted under the Indenture governing the Notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities including our regular quarterly dividend and any share repurchases pursuant to a share repurchase program. In addition, there are no financial covenants in the Indenture governing the Notes. Except as expressly provided in the Indenture, you are not protected under the Indenture governing the Notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.
There may be no active market for the Notes.
The Notes are a new issuance of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or for quotation of the Notes on any automated dealer quotation system. The underwriter has advised us that it presently intends to make a market in the Notes. However, it is under no obligation to do so and may discontinue any market making activities at any time in its sole discretion and without any notice. A liquid or active trading market for the Notes may not develop. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes offered hereby are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.
If a trading market for the Notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the Notes and the market price of the Notes.
Many factors could affect the trading market for, and the trading value of, the Notes. These factors include the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to the maturity of the Notes; the ranking of the Notes; the redemption features of the Notes; the outstanding amount of Notes with terms identical to the Notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the Notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the Notes.
The Notes are not insured or guaranteed by the FDIC, any other governmental agency or instrumentality, or any of our subsidiaries.
The Notes are not savings accounts, deposits or other obligations of our bank subsidiary and are not insured by the FDIC or any other governmental agency or instrumentality, or public or private insurer. The Notes are obligations of SBSI only and are neither obligations of, nor guaranteed by, any of our subsidiaries. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of Southside Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.
Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.
As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under the Federal Reserve’s regulatory rules and guidelines. Pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to Southside Bank and commit resources to its support, including, without limitation, the guarantee of its capital plans if it is undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.
If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, then the bankruptcy trustee would be deemed to have assumed and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of Southside Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.
Our published credit ratings may not reflect all risks of an investment in the Notes. A downgrade of our credit ratings or the ratings of Southside Bank could have a material adverse impact on us and the value of and market for the Notes.
The published credit ratings of us or our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The published credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances.
Rating agencies also continuously evaluate us and our subsidiaries, and their ratings of our and Southside Bank’s long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our and Southside Bank’s control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, we and Southside Bank may not be able to maintain our current credit ratings. Ratings downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through cash obligations, reduced funding capacity and collateral triggers. A reduction in our or Southside Bank’s credit ratings could also increase our and Southside Bank’s borrowing costs and limit access to the capital markets. These changes could have a material adverse impact on the value of and market for the Notes.
Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions. Accordingly, ratings downgrades for other financial institutions could affect the market price of our stock and could limit our access to or increase our cost of capital. These changes could have a material adverse impact on the value of and market for the Notes.
We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the Notes.
The calculation agent will determine the interest rate during the floating rate period. We will act as the initial calculation agent for the Notes. Any exercise of discretion by us under the terms of the Notes, including, without limitation, any discretion exercised by us or an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interests of the holders of the Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the Notes. All determinations, decisions, or elections by us, or by an affiliate of ours acting as the calculation agent, will be final and binding absent manifest error.

The use of the net proceeds from the sale of the Notes will be at the discretion of our management and could change depending on unforeseen events or changes in current business conditions or circumstances.
Our management will have broad discretion in the use of the net proceeds from the sale of the Notes. The descriptions in this prospectus supplement of our use of the proceeds from the sale of the Notes represent our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds of the offering in a manner other than as described in this prospectus supplement.
Federal tax legislative proposals could impact your investment.
New tax legislation is from time to time introduced in the U.S. Congress and current law may change. We cannot be certain if, when or in what form any such new tax law may be enacted and whether any such law will apply to instruments issued earlier than the effective date of such law or to entities in existence earlier than the effective date of such law. It is possible that additional legislation could be introduced and enacted by the current U.S. Congress or future Congresses that could have an adverse impact on investors in the Notes. We suggest prospective investors consult with their tax advisors as to the potential impact of legislative proposals.

USE OF PROCEEDS
We expect to receive net proceeds from this offering of approximately $147,125,000 after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, which may include, but are not limited to, the redemption of all or less than all of our outstanding 2030 Subordinated Notes on November 15, 2025, repayment or refinancing of other outstanding indebtedness, repurchasing shares of our common stock, acquisitions of other companies and such other purposes indicated in the applicable pricing supplement. The precise amounts and timing of our use of the net proceeds will depend upon our, and our subsidiaries’, funding requirements, the availability of other funds, and our determination regarding the early redemption of the 2030 Subordinated Notes.
The 2030 Subordinated Notes currently bear interest at a fixed rate of 3.875% per year to, but excluding, November 15, 2025. At November 15, 2025, the 2030 Subordinated Notes will bear interest at a floating rate per annum equal to a benchmark rate, which is currently Three-Month Term SOFR (as defined in the indenture governing the 2030 Subordinated Notes) plus a spread of 366 basis points, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2025. The 2030 Subordinated Notes are scheduled to mature on November 15, 2030. Prior to November 15, 2025, we may redeem the 2030 Subordinated Notes, in whole but not in part, only under certain limited circumstances set forth in the indenture governing the 2030 Subordinated Notes. On or after November 15, 2025, we may elect to early redeem the 2030 Subordinated Notes, in whole or in part, on any future interest payment date (February 15, May 15, August 15 and November 15 of each year) at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest, subject to regulatory approval to the extent such regulatory approval is then required. We may determine not to redeem the 2030 Subordinated Notes on November 15, 2025 or to redeem only a portion of the 2030 Subordinated Notes on November 15, 2025 or to redeem the 2030 Subordinated Notes at a later date. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 2030 Subordinated Notes. In addition, the redemption will be made solely pursuant to a redemption notice delivered pursuant to the indenture governing such existing 2030 Subordinated Notes, and nothing contained in this prospectus supplement constitutes a notice of redemption of the 2030 Subordinated Notes.

CAPITALIZATION
The following table sets forth our consolidated capitalization as of June 30, 2025 (i) on an actual basis, (ii) on an as adjusted basis to give effect to the sale of $150,000,000 aggregate principal amount of Notes offered hereby and (iii) on an as further adjusted basis to give effect to the sale of $150,000,000 aggregate principal amount of Notes offered hereby and the redemption of all of the 2030 Subordinated Notes. As discussed in “Use of Proceeds” above, we may determine not to redeem the 2030 Subordinated Notes on November 15, 2025 or to redeem only a portion of the 2030 Subordinated Notes on November 15, 2025 or to redeem the 2030 Subordinated Notes at a later date. You should read this table in conjunction with the more detailed information, including our consolidated financial statements and related notes, incorporated by reference in this prospectus supplement and accompanying prospectus, and the information set forth under the caption “Use of Proceeds” above.
	As of June 30, 2025 (in millions, except share data)
	Actual	As Adjusted	As Further Adjusted
Assets
Cash and due from banks	$109,669	$256,794	$163,794
Interest earning deposits	260,357	260,357	260,357
Federal funds sold	20,069	20,069	20,069
Total cash and cash equivalents	390,095	537,220	444,220
Securities:
Securities AFS, at estimated fair value (amortized cost of $1,517,550 and $1,587,416, respectively)	1,457,124	1,457,124	1,457,124
Securities HTM (estimated fair value of $1,081,377 and $1,113,482, respectively)	1,272,906	1,272,906	1,272,906
FHLB stock, at cost	24,384	24,384	24,384
Equity investments	9,502	9,502	9,502
Loans held for sale	428	428	428
Loans:
Loans	4,601,933	4,601,933	4,601,933
Less: Allowance for loan losses	(44,421)	(44,421)	(44,421)
Net loans	4,557,512	4,557,512	4,557,512
Premises and equipment, net	147,263	147,263	147,263
Operating lease ROU assets	13,191	13,191	13,191
Goodwill	201,116	201,116	201,116
Other intangible assets, net	1,333	1,333	1,333
Interest receivable	45,546	45,546	45,546
Deferred tax asset, net	39,301	39,301	39,301
BOLI	138,826	138,826	138,826
Other assets	41,439	41,439	41,598
Total assets	$8,339,966	$8,487,091	$8,394,250
Liabilities and Shareholders’ Equity
Deposits:
Noninterest bearing	$1,368,453	$1,368,453	$1,368,453
Interest bearing	5,263,511	5,263,511	5,263,511

	As of June 30, 2025 (in millions, except share data)
	Actual	As Adjusted	As Further Adjusted
Total deposits	6,631,964	6,631,964	6,631,964
Other borrowings	99,841	99,841	99,841
FHLB borrowings	511,526	511,526	511,526
2030 Subordinated Notes, net of unamortized debt issuance costs	92,115	92,115	—
Subordinated notes offered hereby, net of unamortized debt issuance costs	—	147,125	147,125
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,277	60,277	60,277
Unsettled trades to purchase securities	50,514	50,514	50,514
Operating lease liabilities	15,125	15,125	15,125
Other liabilities	71,404	71,404	71,404
Total liabilities	7,532,766	7,679,891	7,587,776
Off-balance-sheet arrangements, commitments and contingencies
Shareholders’ equity:
Common stock: ($1.25 par value, 80,000,000 shares authorized, 38,095,873 shares issued at June 30, 2025 and 38,077,992 shares issued at December 31, 2024)	47,620	47,620	47,620
Paid-in capital	794,325	794,325	794,325
Retained earnings	348,040	348,040	347,314
Treasury stock: (shares at cost, 8,014,363 at June 30, 2025 and 7,699,182 at December 31, 2024)	(241,300)	(241,300)	(241,300)
AOCI	(141,485)	(141,485)	(141,485)
Total shareholders’ equity	807,200	807,200	806,474
Total liabilities and shareholders’ equity	$8,339,966	$8,487,091	$8,394,250

CONSOLIDATED CAPITAL RATIOS
The following table sets forth our consolidated regulatory capital ratios at June 30, 2025 (i) on an actual basis, (ii) on an as adjusted basis to give effect to the sale of $150,000,000 aggregate principal amount of Notes offered hereby and (iii) on an as further adjusted basis to give effect to the sale of $150,000,000 aggregate principal amount of Notes offered hereby and the redemption of the 2030 Subordinated Notes. As discussed in “Use of Proceeds” above we may determine not to redeem the 2030 Subordinated Notes on November 15, 2025, or to redeem only a portion of the 2030 Subordinated Notes on November 15, 2025, or to redeem the 2030 Subordinated Notes at a later date. You should read this table in conjunction with the information set forth under the caption “Use of Proceeds” above.
	As of June 30, 2025
	Actual	As Adjusted	As Further Adjusted
Leverage capital ratio	10.03%	10.03%	10.02%
Common equity tier 1 risk-based capital ratio	13.36%	13.36%	13.35%
Tier 1 risk-based capital ratio	14.41%	14.41%	14.39%
Total risk-based capital ratio	16.91%	19.53%	17.88%

DESCRIPTION OF THE NOTES
We will issue the Notes under an Indenture between Southside Bancshares, Inc., as the issuer, and Wilmington Trust, National Association, as trustee (the “Trustee”), dated as of the issue date (the “Base Indenture”), as supplemented by a first supplemental indenture between Southside Bancshares, Inc. and the Trustee, to be dated as of the issue date (the “Supplemental Indenture”). We refer to the Base Indenture, as supplemented by the Supplemental Indenture, as the “Indenture.” You may request a copy of the Indenture from us as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture and the Notes. The following description of the terms of the Indenture and the Notes supplements and, to the extent inconsistent therewith, replaces and supersedes the description of the general terms and provisions of the subordinated debt securities in the accompanying prospectus.
You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes. For purposes of this section, references to “we,” “us,” and “our” include only Southside Bancshares, Inc. and not any of its subsidiaries.
General
The Notes will be unsecured and subordinated obligations of Southside Bancshares, Inc. and will be issued as a series of debt securities under the Indenture in an initial aggregate principal amount of $150 million. The Notes are solely obligations of Southside Bancshares, Inc. and are neither obligations of, nor guaranteed by, Southside Bank or any of our other subsidiaries. The Notes are not savings accounts, deposits or other obligations of Southside Bank or any of our other subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. We may issue additional series of notes under the Base Indenture. See “— Further Issuances.”
The Notes will mature on August 15, 2035 (the “Maturity Date”), unless previously redeemed or otherwise accelerated. Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency. See “— Events of Default; Limited Rights of Acceleration; Notices of Default.”
Beginning with the interest payment date of August 15, 2030, and on any interest payment date thereafter, we may, at our option, subject to obtaining the prior approval of the Federal Reserve (or any successor bank regulatory agency) to the extent such approval is then required under the rules of the Federal Reserve (“Federal Reserve Approval”), redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. The Notes may not be redeemed by us prior to August 15, 2030, except that we may, at our option, subject to Federal Reserve Approval, redeem the Notes in whole, but not in part, prior to maturity upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (as such terms are defined in the Indenture) or if we are required to register as an investment company pursuant to the 1940 Act, in each case, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding the redemption date. Any partial redemption will be made in accordance with the applicable procedures of DTC. See “— Redemption.”
The Notes are not convertible into, or exchangeable for, equity securities, other securities, or assets of Southside Bancshares, Inc. or its subsidiaries. There is no sinking fund for the Notes. Except as described under “— Clearance and Settlement,” the Notes will be represented by one or more global certificates deposited with or on behalf of The Depository Trust Company (with its successors, “DTC”) and registered in the name of Cede & Co. or another nominee of DTC. The Notes will be issued and may be transferred only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. See “— Clearance and Settlement.”
As a bank holding company, our ability to make payments on the Notes will depend primarily on the receipt of interest and other distributions from Southside Bank. There are various regulatory restrictions on the ability of Southside Bank to pay dividends or make other distributions to us. See “Risk Factors — We are a holding company, and banking laws and regulations could limit our access to funds from our bank subsidiary with the result that we may not have access to sufficient cash to make payments on the Notes” and “Risk Factors — Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding” in this prospectus supplement.
No recourse will be available for the payment of principal of, or interest on, any Note, for any claim based thereon, or otherwise in respect thereof, against any shareholder, employee, officer, or director of Southside Bancshares, Inc. or any successor entity. Neither the Indenture nor the Notes contain any covenants or restrictions restricting the incurrence of debt, deposits, or other liabilities by us or by our subsidiaries. The Indenture and the Notes contain no financial covenants and do not restrict us from paying dividends, selling assets, making investments, or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in our credit quality resulting from a merger, takeover, recapitalization, or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.
We do not intend to apply for the listing of the Notes on any securities exchange or the quotation of the Notes on any quotation system.
Interest
From and including the date of original issuance to, but excluding, August 15, 2030, or the date of earlier redemption (the “fixed rate period”), the Notes will bear interest at an initial rate of 7.00% per annum, payable semi-annually in arrears on February 15 and August 15 of each year (each, a “fixed rate interest payment date”), commencing on February 15, 2026. The last fixed rate interest payment date for the fixed rate period will be August 15, 2030.
From and including August 15, 2030 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus 357 basis points for each quarterly interest period during the floating rate period, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, a “floating rate interest payment date,” and, together with the fixed rate interest payment dates, the “interest payment dates”), commencing on November 15, 2030. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.
For the purpose of calculating the interest on the Notes for each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. See “Calculation Agent.”
The following definitions apply to the foregoing definition of Three-Month Term SOFR:
“Benchmark” means, initially, Three-Month Term SOFR; provided that, if the calculation agent determines on or prior to the Reference Time for any floating rate interest period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such floating rate interest period and any subsequent floating rate interest periods.
“Corresponding Tenor” means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York (the “FRBNY”) at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.
“SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or any successor administrator), on the Federal Reserve Bank of New York’s website.
“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR as published by the Term SOFR Administrator.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Three-Month Term SOFR selected by the calculation agent in its reasonable discretion).
“Three-Month Term SOFR Conventions” means any determination, decision, or election with respect to any technical, administrative, or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).
The terms “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Replacement,” “Benchmark Replacement Adjustment,” and “Benchmark Transition Event” have the meanings set forth under the heading “— Effect of Benchmark Transition Event.”
Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth under the heading “— Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined below) plus 357 basis points.
Absent manifest error, the calculation agent’s determination of the interest rate for an interest period for the Notes will be binding and conclusive on you and the Trustee. The calculation agent will promptly provide its determination of any interest rate during the floating rate period to the Trustee and to us.
Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period and, during the floating rate period, on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term “interest period,” we mean the period from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to, but excluding, the applicable interest payment date or the Maturity Date or date of earlier redemption, if applicable. If a fixed rate interest payment date or the Maturity Date falls on a day that is not a business day, then the interest payment or the payment of principal and interest at maturity will be postponed to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments in respect thereof. However, if a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.
Interest on each Note will be payable to the person in whose name such Note is registered on the fifteenth day immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been such holder, and such defaulted interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal is payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars to DTC or its nominee or, at our option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.
If any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the Notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.
When we use the term “business day,” we mean any day, other than a Saturday or Sunday, that is neither a federal holiday nor a day on which banking institutions or trust companies in the City of New York or any place of payment are authorized or required by law, regulation, or executive order to remain closed; provided, that, when used in connection with an amount that bears interest at a rate based on SOFR or Term SOFR or any direct or indirect calculation or determination of SOFR or Term SOFR, the term “business day” means any such day that is also a U.S. Government Securities Business Day. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
Ranking; Subordination
The Notes will be unsecured, subordinated obligations of Southside Bancshares, Inc. The Notes will not be guaranteed by any of our subsidiaries, including Southside Bank, which is our principal subsidiary. The Notes will rank:
•
junior in right of payment and upon liquidation to any of our existing and all of our future Senior Indebtedness (as defined in the Indenture and described below);

•
equal in right of payment and upon our liquidation with (i) our existing $100.0 million aggregate principal amount of the 2030 Subordinated Notes, and (ii) all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•
senior in right of payment and upon our liquidation to (i) our existing $60.3 million junior subordinated debentures and (ii) any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the Notes;

•
effectively subordinated to any future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•
structurally subordinated to the existing and future indebtedness of our existing and future subsidiaries, including, without limitation, Southside Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise, which means that such creditors generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claim to those assets.

The Indenture and the Notes do not limit the amount of Senior Indebtedness, secured indebtedness, or other liabilities having priority over, or ranking equally with, the Notes that we or our subsidiaries may hereafter incur. As of June 30, 2025, on a consolidated basis, our liabilities totaled approximately $7.5 billion, which includes approximately $6.6 billion of deposits, $511.5 million of FHLB borrowings, $92.1 million of subordinated notes, $60.3 million of junior subordinated debentures issued by Southside Bancshares, Inc. and $99.8 million of other borrowings, which includes $69.8 million of securities sold under repurchase agreements and $30.0 million in borrowings from the FRDW. Except for the approximately $60.3 million of junior subordinated debentures issued by Southside Bancshares, Inc. (which rank junior in right of payment and upon liquidation to the Notes) and approximately $92.1 million of outstanding 2030 Subordinated Notes issued by Southside Bancshares, Inc. (which rank equal in right of payment and upon liquidation to the Notes), all of these liabilities are contractually or structurally senior to the Notes.
“Senior Indebtedness” means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Southside Bancshares, Inc., whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement, and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Southside Bancshares, Inc., whether any such indebtedness exists as of the date of the Indenture or is created, incurred or assumed after such date:
•
all obligations for borrowed money;

•
all obligations evidenced by debentures, notes, debt securities, or other similar instruments;

•
all obligations in respect of letters of credit, security purchase facilities, or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

•
all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

•
indebtedness secured by any mortgage, pledge, lien, charge, encumbrance, or any security interest existing on property owned by Southside Bancshares, Inc.;

•
obligations associated with derivative products including, but not limited to, interest rate and currency future or exchange contracts, foreign exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, options, interest rate future or option contracts, commodity contracts, and similar arrangements;

•
purchase money debt and similar obligations;

•
obligations to general creditors of Southside Bancshares, Inc.;

•
a deferred obligation of, or any such obligation, directly or indirectly guaranteed by, Southside Bancshares, Inc. which obligation is incurred in connection with the acquisition of any business, properties, or assets not evidenced by a note or similar instrument given in connection therewith;

•
all obligations of the type referred to in the foregoing list of other persons or entities for the payment of which Southside Bancshares, Inc.is responsible or liable as obligor, guarantor, or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles in the United States; and

•
any renewals, amendments, deferrals, supplements, extensions, refundings, or replacements of any of the foregoing.

Senior Indebtedness excludes:
•
any indebtedness, obligation, or liability referred to in the list above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation, or liability is not superior in right of payment to the Notes, including junior subordinated debentures issued by Southside Bancshares, Inc., or ranks pari passu with the Notes, including the 2030 Subordinated Notes;
•
any such indebtedness, obligation, or liability that is subordinated to indebtedness of Southside Bancshares, Inc. to substantially the same extent as, or to a greater extent than, the Notes are subordinated;

•
any indebtedness to a subsidiary of Southside Bancshares, Inc.;

•
any trade account payables in the ordinary course of business; and

•
the Notes.

Notwithstanding the foregoing, if the Federal Reserve (or other applicable regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “Senior Indebtedness” in the Indenture will have the meaning as described in that rule or interpretation.
Upon the liquidation, dissolution, winding up, or reorganization of Southside Bancshares, Inc., we must pay to the holders of all Senior Indebtedness the full amounts of principal of, premium, interest, and any other amounts owing on, that Senior Indebtedness before any payment is made on the Notes. If, after we have made those payments on our Senior Indebtedness there are amounts available for payment on the Notes, then we may make any payment on the Notes.
Because of the subordination provisions and the obligation to pay Senior Indebtedness described above, in the event of our insolvency, holders of the Notes may recover less ratably than holders of the Senior Indebtedness and other creditors of Southside Bancshares, Inc. With respect to the assets of a subsidiary of ours, our creditors (including holders of the Notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.
Subject to the terms of the Indenture, if the Trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all Senior Indebtedness is paid in full in cash, or other payment satisfactory to the holders of such Senior Indebtedness, then such payment or distribution will be held in trust for the benefit of holders of Senior Indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all unpaid Senior Indebtedness.
No Additional Amounts
In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (whether as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the Notes, see “Material U.S. Federal Income Tax Considerations” in this prospectus supplement.
Redemption
The Notes are not subject to redemption or prepayment at the option of the holders.
We may, at our option, beginning with the interest payment date of August 15, 2030, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the Federal Reserve Approval, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to, but excluding, the date of redemption.
In addition, we may, at our option, redeem the Notes, in whole, but not in part, subject to obtaining the Federal Reserve Approval, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to, but excluding, the date of redemption, at any time before the Maturity Date, upon the occurrence of:
•
a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure, or regulation (any of the foregoing, an “administrative or judicial action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement, or decision or challenge is announced on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by us on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

•
a “Tier 2 Capital Event,” defined in the Indenture to mean our good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules, or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the Notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the Notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies, or guidelines with respect thereto that is announced after the original issue date of the Notes, there is more than an insubstantial risk that we will not be entitled to treat the Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or any successor appropriate federal banking agency) as then in effect and applicable to us, for so long as any Notes are outstanding; or

•
Southside Bancshares, Inc. becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

The Notes may not otherwise be redeemed prior to the Maturity Date.
Our election to redeem any Notes upon the occurrence of any of the enumerated events above will be provided to the trustee in the form of an Officers’ Certificate at least 60 days prior to the redemption date, or such shorter notice as may be acceptable to the trustee. In case of any such election, notice of redemption must be provided to the holders of the Notes not less than ten nor more than 60 days prior to the redemption date. If we elect to rescind or delay such notice of redemption, we shall provide written notice to the trustee and each holder of the Notes prior to the close of business on a day that is at least one business day prior to the redemption date in the same manner in which the notice of redemption was given. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed as provided in such notice.
Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the Notes. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.
Events of Default; Limited Rights of Acceleration; Notices of Default
The Notes and Indenture provide for only limited events upon which the principal of the Notes may be accelerated. These events are:
•
pursuant to or within the meaning of any bankruptcy law, we (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, (iv) make a general assignment for the benefit of our creditors, or (v) are generally unable to pay our debts as they become due;
•
a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian for us or for all or substantially all of our property, or (iii) orders our liquidation, and the order or decree remains unstayed and in effect for 90 days; or

•
an appointment of a custodian for a Material Subsidiary.

A “Material Subsidiary” means Southside Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 80% or more of our consolidated assets.
If any of the foregoing occurs and is continuing, the principal and interest in respect of the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable.
The Notes and Indenture provide for the following additional events of default, which do not permit acceleration of the payment of principal or interest in respect of the Notes:
•
our default in the payment of any interest upon the Notes, when such interest becomes due and payable, and continuance of such default for a period of 30 days;

•
our default in the payment of the principal of the Notes when due, whether at maturity, upon redemption, by acceleration or otherwise (whether or not payment thereof is permitted pursuant to the subordination provisions of the Indenture); or

•
our default in the performance, or breach, of any term, covenant or warranty in the Indenture applicable to us, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default under the Indenture.

There is no right of acceleration in the case of a default in the payment of principal of or interest on the Notes or in our performance of any other obligation under the Notes or the Indenture. However, if any of the foregoing additional events of default occurs, then the Trustee may, subject to certain limitations and conditions and the subordination provisions of the Indenture, exercise all remedies otherwise permitted by applicable law.
The Indenture provides that the Trustee will be under no obligation to exercise any remedy under the Indenture at the request or direction of any of the holders of Notes unless such holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, and liabilities which may be incurred by it in complying with such request or direction. Subject to the foregoing and certain other rights of the Trustee, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that may involve the Trustee in personal liability. In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of the Notes.
No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or a Note, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:
•
such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;

•
the holders of not less than 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

•
such holder or holders have offered and, if requested, provided to the Trustee security or indemnity reasonably acceptable to the Trustee against the costs, expenses, and liabilities to be incurred in compliance with such request;

•
the Trustee for 60 days after its receipt of such notice, request and offer and, if requested, provision of such security or indemnity has failed to institute any such proceeding; and

•
no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

In any event, the Indenture provides that no holders of Notes shall have any right to affect, disturb or prejudice the rights of any other holders, or to obtain or to seek to obtain priority or preference over any other holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders.
The Indenture requires the Trustee to notify the holders of the Notes within 90 days regarding the existence of any default in payment of principal of or interest on any Note, and any other default of which the Trustee has received written notice from us or any holder of the Notes, unless the default has been cured or waived. However, in the case of a payment default, the Trustee may withhold notice of a default if and so long as the Trustee’s board of directors, executive committee or a trust committee of directors or responsible officers in good faith determines that withholding the notice is in the interests of the holders of the Notes. For purposes of these requirements, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the Indenture with respect to the Notes.
We are required to deliver to the Trustee, within 120 days after the end of each of our fiscal years ending after the issue date of the Notes, a written statement from our applicable officers regarding whether we have fulfilled all of our obligations under the Indenture throughout the year and specifying any known default and its status.
Modification and Waiver
The Indenture provides that we and the Trustee may modify or amend the Indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding Notes; provided that any modification or amendment may not, without the consent of the holder of each outstanding Note affected thereby:
•
change the stated maturity date of the principal of, or any installment of principal or interest on, the Notes;

•
reduce the percentage in principal amount of the Notes required for any supplemental indenture or for any waiver provided for in the Indenture;

•
alter the method of computation of interest;

•
make the Notes payable in money other than that stated in the Notes;

•
reduce the principal amount thereof or the rate of interest thereon;

•
change Southside Bancshares, Inc.’s obligation to maintain an office or agency for payment of the Notes and the other matters specified in the Indenture;

•
impair the right to institute suit for the enforcement of any payment of principal of or interest on the Notes;

•
modify the Indenture with respect to the subordination of the Notes in a manner adverse to the holders of the Notes; or

•
modify any of the provisions of the Indenture relating to the execution of supplemental indentures with the consent of holders of the Notes which are discussed herein or modify any provisions relating to the waiver by holders of the Notes of past defaults and covenants, except to increase any required percentage or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby.

In addition, the holders of a majority in aggregate principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with terms, conditions, and provisions of the Indenture, as well as any past default and the consequences of the default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.

In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of Notes for any of the following purposes:
•
to evidence the succession of another person to Southside Bancshares, Inc. as obligor under the Indenture;

•
to add to the covenants of Southside Bancshares, Inc. or events of default for the benefit of the holders of the Notes or to surrender any right or power conferred upon Southside Bancshares, Inc. in the Indenture or to make any change that does not adversely affect any holder’s legal rights under the Indenture in any material respect;

•
to add to, change, or eliminate any provisions of the Indenture, if the addition, change, or elimination becomes effective only when there are no debt securities outstanding of any series issued under the Indenture that are entitled to the benefit of the provision;

•
to establish the form or terms of the Notes or another series of subordinated notes under the Indenture;

•
to cure any ambiguity or omission or correct any defect or inconsistency in the Indenture, or to conform the text of the Indenture or the Notes to the description of the Notes in this prospectus supplement;

•
to evidence the acceptance of appointment by a successor trustee;

•
to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•
to provide for uncertificated Notes or otherwise alter the Indenture to facilitate the issuance, legending, or transfer of the Notes in a manner that does not materially adversely affect any holder of the Notes and does not result in any violation of applicable securities law;

•
to supplement any provisions of the Indenture necessary to permit or facilitate the defeasance, covenant defeasance or discharge of the Notes, provided that such action does not adversely affect the interests of the holders of the Notes or any other debt securities issued under the Indenture;

•
to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Notes may be listed or traded; or

•
to implement any Three-Month Term SOFR Conventions or any benchmark transition provisions after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred (or in anticipation thereof).

The Trustee shall be entitled to receive an officers’ certificate and opinion of counsel confirming that all conditions precedent are satisfied with respect to any supplemental indenture, that such supplemental indenture is authorized and permitted, and that such supplemental indenture is the legal, valid, and binding obligation of Southside Bancshares, Inc., enforceable against it in accordance with its terms.
Legal Defeasance and Covenant Defeasance
We may choose to either discharge our obligations under the Indenture and the Notes in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the Indenture and the Notes in a covenant defeasance. We may do so after we irrevocably deposit with the Trustee for the benefit of the holders of the Notes sufficient cash and/or U.S. government securities to pay the principal of and interest and any other sums due on the Maturity Date or a redemption date of the Notes, as applicable. If we choose the legal defeasance option, the holders of the Notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of Notes, replacement of lost, stolen, or mutilated Notes and the right to receive payments of the principal of and interest on the Notes when such payments are due.
We may discharge our obligations under the Indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the Notes will not recognize income, gain, or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service or a change in the applicable federal income tax law. We may not have a default under the Indenture or the Notes on the date of deposit. The discharge may not cause the

Trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company under the Investment Company Act of 1940. The discharge may not violate any of our agreements to which we are a party or by which we are bound.
Any defeasance of the Notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation, or policy subsequent to the issue date of the Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.
Satisfaction and Discharge
We may discharge our obligations under the Indenture with respect to the Notes (except for certain surviving rights of the Trustee and our obligations in connection therewith) if: (i) all outstanding Notes and all other outstanding debt securities issued under the Indenture (a) have been delivered for cancellation, or (b) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice and redemption by the Trustee (and in each case, we have irrevocably deposited with the Trustee an amount sufficient to pay and discharge the principal of and interest on all outstanding Notes and any other sums due on the stated maturity date or redemption date, as the case may be); (ii) we have paid all other sums payable by us with respect to the Notes; and (iii) we have delivered an officers’ certificate and opinion of counsel confirming that all conditions precedent with respect to the satisfaction and discharge of the Indenture have been satisfied.
Consolidation, Merger and Sale of Assets
The Indenture provides that we may not, in a single transaction or a series of related transactions, consolidate with or merge into any other person or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of our and our subsidiaries’ assets, taken as a whole, to any person unless:
•
the person formed by such consolidation or into which we are merged or the person which acquires by sale, conveyance, or transfer or other disposition, or which leases, all or substantially all of such properties and assets shall be a corporation, association, partnership, limited liability company, joint-stock company, or business trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Notes and the performance or observance of every other covenant of the Indenture on our part to be performed or observed;

•
immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Southside Bancshares, Inc. or a subsidiary as a result of such transaction as having been incurred by Southside Bancshares, Inc. or such subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

•
if, as a result of any such consolidation or merger or such conveyance, transfer, or lease, such properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, Southside Bancshares, Inc. or such successor person, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

•
we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer, or lease and such supplemental indenture comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been complied with.

Further Issuances
If no Event of Default has occurred and is continuing with respect to the Notes, we may, from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes under the

Indenture ranking equally with the Notes and with identical terms in all respects (except for the offering price, the payment of interest accruing prior to the issue date of such further notes and the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption, or otherwise as the Notes; provided, however, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes, subject to the procedures of the DTC. In addition, we may, from time to time, create and issue other series of subordinated debt securities under the Base Indenture having different terms than the Notes. The Base Indenture does not limit the amount of subordinated notes that we may issue from time to time in one or more series.
Effect of Benchmark Transition Event
If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any interest period during the floating rate period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during such interest period and all subsequent interest periods. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.
As used herein:
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (i) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(1)
Compounded SOFR;

(2)
the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)
the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(4)
the sum of (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent, giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative, or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)
in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)
in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)
in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)
if the Benchmark is Three-Month Term SOFR, we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible and provide written notice of such determination to the Calculation Agent;

(2)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each interest period) being established by the calculation agent in accordance with:
(1)
the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)
if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread of 357 basis points per annum.
“Interpolated Benchmark” with respect to the Benchmark means the rate determined by the calculation agent for the Corresponding Tenor by interpolating on a linear basis between (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
The terms “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above, under the heading “— Interest.”
Determinations and Decisions
We and the calculation agent are expressly authorized to make certain determinations, decisions, and elections under the terms of the Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision, or election that may be made by us or by the calculation agent under the terms of the Notes, including any determination with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period, any determination under the benchmark transition provisions, any determination of a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection:
•
will be conclusive and binding on the holders of the Notes and the Trustee absent manifest error;

•
if made by us, will be made in our sole discretion;

•
if made by the calculation agent, will be made after consultation with us, and the calculation agent will not make any such determination, decision, or election to which we reasonably object; and

•
notwithstanding anything to the contrary in the Indenture, shall become effective without consent from the holders of the Notes or the Trustee.

If the calculation agent fails to make any determination, decision, or election that it is required to make under the terms of the Notes, then we will make that determination, decision, or election on the same basis as described above. The Indenture provides that the Trustee will have no liability relating to any delay caused by the calculation agent’s failure to timely or appropriately determine the rate of interest borne by the Notes.
Calculation Agent
Wilmington Trust, National Association will act as calculation agent for the Notes.
Paying Agent
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the Notes in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace, or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its principal corporate trust office at Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, as the paying agent for the Notes.
Governing Law
The Indenture provides that the Notes will be governed by, and construed in accordance with, the laws of the State of New York.
Tier 2 Capital
The Notes are intended to qualify as Tier 2 capital under the capital adequacy rules established by the Federal Reserve for bank holding companies, as the same may be amended or supplemented from time to time. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:
•
be unsecured;

•
have a minimum original maturity of at least five years;

•
be subordinated to our depositors and general creditors;

•
not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation, or similar proceedings of a bank holding company or a major bank subsidiary;

•
only be callable after a minimum of five years following issuance, except upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (as such terms are defined in the Indenture) or if we are required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, and, in any case, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve; and

•
unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with an equivalent amount of other Tier 2 capital instruments or we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Clearance and Settlement
The Notes will be represented by one or more global certificates, which we refer to individually as a “Global Note” and collectively as the “Global Notes,” deposited with or on behalf of DTC and registered in the name of Cede & Co. or another nominee of DTC. The Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the “Depositary,” or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by the Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as the corresponding securities are represented by Global Notes.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the Depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent, or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, then DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).
DTC may discontinue providing its services as securities Depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities Depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities Depositary). In that event, certificates for the Notes will be printed and delivered to DTC.
As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:
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will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

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will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

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will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions, and interest payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the Depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.
Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions, and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of Southside Bancshares, Inc., the Trustee, or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising, or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.
Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Southside Bancshares, Inc. nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies, and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.
DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.
The information in this subsection concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.
Trustee
Wilmington Trust, National Association will act as Trustee under the Indenture. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. Upon the occurrence of an event of default, or an event which, after notice or lapse of time or both, would become an event of default under the Notes, or upon the occurrence of a default under another indenture under which Wilmington Trust, National Association serves as trustee, the Trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as Trustee under the Indenture. In that event, we would be required to appoint a successor trustee.
UMB Bank, National Association acts as trustee for the 2030 Subordinated Notes.
Notices
Any notices required to be given to the holders of the Notes will be given to the Trustee. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material U.S. federal income tax considerations related to the ownership and disposition of the Notes acquired in this offering. This summary is not a complete analysis of all of the tax considerations relating to the Notes. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, and administrative rulings and judicial decisions. These authorities may be changed or subject to differing interpretation, possibly with retroactive effect, which could result in U.S. federal income tax consequences different from those set forth below. Additionally, we have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS will accept or agree with the positions concerning the tax consequences of the acquisition, ownership, or disposition of the Notes set forth below.
This summary is limited to beneficial owners (referred to in this summary as holders) of the Notes that purchase the Notes upon their initial issuance at their “issue price” (i.e., the first price at which a substantial amount of the Notes is sold for cash to investors (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity as underwriters, placement agents, or wholesalers)) and that will hold the Notes as capital assets within the meaning of Section 1221 of the Code for U.S. federal income tax purposes (generally, property held for investment). This summary does not address all U.S. federal income tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules, such as, for example: (1) holders subject to the alternative minimum tax; (2) banks, insurance companies, or other financial institutions; (3) real estate investment trusts; (4) controlled foreign corporations; (5) passive foreign investment companies and regulated investment companies and shareholders of such corporations; (6) tax-exempt organizations; (7) qualified retirement plans, individual retirement accounts, and other deferred compensation arrangements; (8) governmental entities; (9) brokers and dealers in securities or commodities; (10) certain U.S. expatriates; (11) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (12) U.S. holders (as defined below) whose functional currency is not the U.S. dollar; (13) persons subject to special tax accounting rules under Section 451 of the Code; (14) persons that will hold the Notes as a position in a hedging transaction, wash sale, straddle, conversion transaction, or other risk reduction or synthetic transaction; and (15) entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes or other pass-through entities and owners of such entities. In addition, this summary does not address all aspects of U.S. federal income taxes. Further, this summary does not address the consequences under any U.S. federal tax laws other than U.S. federal income tax laws, such as U.S. federal estate and gift tax laws, and does not address the consequences under the tax laws of any state, local, or foreign jurisdiction.
If an entity classified as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of an owner of the entity will generally depend upon the status of the owner and the activities of the entity. If you are an entity classified as a partnership for U.S. federal income tax purposes that will hold Notes or an owner of such an entity, you are urged to consult your tax advisor regarding the tax consequences to you of holding the Notes.
This summary is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign, or other taxing jurisdiction or under any applicable tax treaty.
U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to a “U.S. holder.” You are a “U.S. holder” if you are a beneficial owner of a Note, and you are (1) a citizen or resident of the United States; (2) a domestic corporation; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (i) is subject to the supervision of a court within the United States if one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person.”

Payments of interest and original discount on the Notes.   The Notes initially will bear interest at a fixed annual rate. From and including August 15, 2030, the Notes will bear interest at the Benchmark rate, which is expected to be the Three-Month Term SOFR, plus a fixed spread.
The taxation of U.S. holders of the Notes depends in part on whether the Notes qualify as “variable rate debt instruments” for U.S. federal income tax purposes. Under applicable Treasury Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (i) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (ii) the debt instrument provides for stated interest, paid or compounded at least annually, at current values of a single fixed rate and one or more qualified floating rates, (iii) the debt instrument provides that a qualified floating rate in effect at any time during the term of the instrument is set at a current value of that rate, and (iv) the debt instrument does not provide for any principal payments that are contingent (within the meaning of the Treasury Regulations). A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated.
We expect that the Benchmark rate (whether the Three-Month Term SOFR or another rate determined in accordance with this prospectus supplement) plus a fixed spread will meet the qualifications for being a qualified floating rate and the Notes will meet the requirements for being variable rate debt instruments. Therefore, we intend to treat the Notes as variable rate debt instruments for U.S. federal income tax purposes. Under this characterization, payments treated as qualified stated interest on the Notes generally will be taxable to U.S. holders as ordinary interest income at the time such interest payments are accrued or received depending on the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Qualified stated interest generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate, but, as discussed below, special rules are applicable to a variable rate debt instrument.
In addition to qualified stated interest, a U.S. holder (regardless of its method of tax accounting) will be required to include original issue discount in ordinary income as it accrues on the Notes. Subject to the special rules for variable rate debt instruments described below, original issue discount accrues in accordance with a constant yield method based on a compounding of interest. Any amounts included in income as original issue discount with respect to a Note will increase a U.S. holder’s adjusted income tax basis in the Note.
For U.S. federal income tax purposes, “original issue discount” is the excess of the stated redemption price at maturity of a debt instrument over its issue price if such excess equals or exceeds a specified de minimis amount (generally 1∕4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years to maturity of such debt instrument). The “issue price” of an issue of debt instruments equals the first price at which a substantial amount of the debt instruments has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The “stated redemption price at maturity” of a debt instrument is the sum of all payments provided by the debt instrument other than payments of qualified stated interest.
Under Treasury Regulations, to determine the amount of qualified stated interest and original issue discount in respect of a variable rate debt instrument, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the variable rate debt instrument, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the variable rate debt instrument. The equivalent fixed rate debt instrument of a variable rate debt instrument, such as the Notes, that has an initial fixed rate followed by one or more qualified floating rates is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the Notes as of the Notes’ issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the Notes).
When the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of qualified stated interest and original issue discount, if any, are determined for the equivalent fixed rate debt instrument by applying the general original issue discount rules described above to the equivalent fixed rate debt instrument, and a U.S. holder of the Notes will account for such original issue discount, if any, and qualified stated interest as if the U.S. holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Notes during the accrual period.
The Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument, such as the Notes, that provide an issuer with the option to redeem the instrument at specified times. The Treasury Regulations generally deem an issuer to exercise (or not exercise) a redemption option in a manner that minimizes the yield on the debt instrument for purposes of determining whether a debt instrument is issued with original issue discount. Under the terms of the Notes, if the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is greater than the fixed rate substitute of the floating rate (as determined in the manner described above), the Notes will be presumed not to be redeemed and original issue discount with respect to the Notes will be calculated as described above. If, however, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the floating rate (as determined in the manner described above), the yield on the Notes will be minimized if the Notes are redeemed immediately before the change in the interest rate on August 15, 2030, and, therefore, the Notes will be treated as maturing on such date for original issue discount purposes. This assumption is made solely for purposes of determining whether the Notes are issued with original issue discount for U.S. federal income tax purposes and is not an indication of our intention to redeem or not to redeem the Notes at any time. If, contrary to this presumption, the Notes are not redeemed prior to the change in the interest rate on August 15, 2030, then, solely for original issue discount purposes, the Notes will be deemed to be reissued at their adjusted issue price on the date that they are not redeemed. This deemed reissuance should not result in taxable gain or loss to U.S. holders.
Based on current market conditions and the manner in which the interest rates on the Notes are determined, we expect that when the foregoing calculations are completed, the Notes will be presumed to remain outstanding until maturity and have no original issue discount or will have de minimis original issue discount that can be disregarded and that, therefore, all interest payable on the Notes will be treated as qualified stated interest.
Sale, retirement, or other taxable disposition of Notes.   Upon the sale, retirement, or other taxable disposition of a Note (including early redemption of a Note), a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which will be treated as a payment of interest) and the U.S. holder’s adjusted income tax basis in the Note. Assuming the Notes are not treated as issued with original issue discount, a U.S. holder’s adjusted income tax basis in a Note generally will be its cost to the U.S. holder less any payment (other than qualified stated interest) made on the Note. Gain or loss recognized on the disposition of a Note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the U.S. holder’s holding period for the Note is more than one year. Long-term capital gains of non-corporate taxpayers are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.
Contingent Payment Debt Obligation.   If the Notes do not qualify as “variable rate debt instruments” under the above rules and the applicable Treasury Regulations, then the Notes would be treated as a contingent payment debt obligations and would be governed by certain Treasury regulations, which we refer to as the “CPDI Regulations,” concerning the proper U.S. federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a conventional noncontingent payment debt instrument under current U.S. federal income tax law. Specifically, the CPDI Regulations generally require a U.S. holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income, and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. U.S. holders are urged to consult their tax advisors regarding the possible applicability of the rules with respect to contingent payment debt obligations, including the CPDI Regulations, to an investment in the Notes.
Tax on net investment income.   Certain U.S. holders who are individuals, estates, or trusts are subject to a 3.8% tax on all or a portion of their net investment income. For these purposes, “net investment income” generally includes interest (including interest paid or accrued with respect to the Notes), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange, redemption, retirement, or other taxable disposition of the Notes), and certain other income, but will be reduced by certain permitted deductions properly allocated to such income or net gain. U.S. holders should consult their own tax advisors regarding the implications of the net investment income tax in their particular circumstances.
Information reporting and backup withholding.   In general, we as a payor are required to report to the IRS all payments of principal and interest on the Notes. In addition, we are required to report to the IRS any payment of proceeds of the sale of the Notes before maturity within the United States. Backup withholding (currently at the rate of 24%) will generally apply to any payments if a U.S. holder fails to provide a correct taxpayer identification number to a payor. Backup withholding will also apply if a U.S. holder is notified by the IRS that the U.S. holder is subject to backup withholding because of its failure to report payment of interest and dividends properly or if the U.S. holder otherwise fails to comply with the applicable backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder may be allowed as a credit against such U.S. holder’s U.S. federal income tax liability and may entitle such U.S. holder to a refund; provided, the required information is furnished to the IRS in a timely manner.
Non-U.S. Holders
This subsection describes the tax considerations for a “non-U.S. holder.” You are a “non-U.S. holder” if you are the beneficial owner of a Note and you are neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.
Payments of interest.   Subject to the discussion below under “Information reporting and backup withholding” and “Foreign Account Tax Compliance Act,” payments of principal and interest on the Notes to a non-U.S. holder generally will be exempt from U.S. federal income withholding tax if, in the case of the payments of interest: (1) the payments are not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business; (2) the non-U.S. holder does not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury Regulations thereunder; (3) the non-U.S. holder is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us through stock ownership within the meaning of section 864(d)(4) of the Code; (4) the non-U.S. holder is not a bank that receives such interest in a transaction described in section 881(c)(3)(A) of the Code; and (5) the non-U.S. holder certifies under penalties of perjury on IRS Form W-8BEN or, if applicable, W-8BEN-E or a suitable substitute form that it is not a “United States person” (as defined in the Code) and provides their name, address, and U.S. taxpayer identification number, if any.
If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder on the Notes will be subject to a U.S. federal withholding tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty, unless the non-U.S. holder provides us with either (i) a properly executed IRS Form W-8BEN or, if applicable, W-8BEN-E (or successor form) establishing an exemption from (or a reduction of) withholding under the benefit of an applicable income tax treaty or (ii) a properly executed IRS Form W-8ECI (or successor form) certifying that interest paid on the Notes is not subject to withholding tax because the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (as discussed under “Income or gain effectively connected with a U.S. trade or business” below).

Non-U.S. holders should consult their tax advisors with respect to other U.S. tax consequences of the disposition of Notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if the non-U.S. holder is a corporation.
Sale, retirement, or other taxable disposition.   Subject to the discussion below under “Information reporting and backup withholding” and “Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, retirement, or other taxable disposition of a Note unless: (1) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States); or (2) the non-U.S. holder is an individual who has been present in the United States for 183 days or more in the taxable year of disposition, and certain other requirements are met.
If a non-U.S. holder is described in (1) immediately above, see “Income or gain effectively connected with a U.S. trade or business” below. If a non-U.S. holder is described in (2) immediately above, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which its capital gains allocable to U.S. sources, including gain from such disposition, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.
To the extent that the amount realized on a sale, retirement, or other taxable disposition of the Notes is attributable to accrued but unpaid interest on the Notes, this amount generally will be treated in the same manner as described in “Payments of interest” above.
Non-U.S. holders should consult their tax advisors with respect to other U.S. tax consequences of the disposition of Notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if the non-U.S. holder is a corporation.
Income or gain effectively connected with a U.S. trade or business.   If a non-U.S. holder is engaged in the conduct of a trade or business in the United States and interest on a Note or gain recognized from the sale, retirement, or other taxable disposition of a Note is effectively connected with the conduct of that trade or business, the non-U.S. holder will generally be subject to U.S. federal income tax (but generally not the 30% U.S. federal withholding tax on interest) on that interest or gain on a net income basis in a similar manner as if the non-U.S. holder were a U.S. holder. The non-U.S. holder will be required to certify that such interest or gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business by providing a properly executed IRS Form W-8ECI or appropriate substitute form to the applicable withholding agent. If the non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any effectively connected income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States. In addition, if the non-U.S. holder is a foreign corporation, the non-U.S. holder may be subject to an additional branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.
Information reporting and backup withholding.   We as a payor must report annually to the IRS and to a non-U.S. holder the amount of interest paid to such non-U.S. holder and the tax, if any, withheld from those payments. These reporting requirements apply regardless of whether U.S. withholding tax on such payments was reduced or eliminated by any applicable tax treaty or otherwise. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where a non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.
Under some circumstances, Treasury Regulations require backup withholding and additional information reporting on payments of interest and other “reportable payments.” Such backup withholding and additional information reporting will not apply to payments on the Notes made by us to a non-U.S. holder if the certification described under “Payments of interest” above is received from the non-U.S. holder.

Backup withholding and information reporting generally will not apply to payments of proceeds from the sale or other disposition of a Notes made to a non-U.S. holder by or through the foreign office of a broker. However, information reporting requirements, and possibly backup withholding, will apply if such broker is, for U.S. federal income tax purposes, a “United States person” (as defined in the Code) or has certain other enumerated connections with the United States, unless such broker has documentary evidence in its records that the non-U.S. holder is not a “United States person” (as defined in the Code) and certain other conditions are met or the non-U.S. holder otherwise establishes an exemption. Payments of proceeds from the sale or other disposition of a Note made to a non-U.S. holder by or through the U.S. office of a broker are subject to information reporting and backup withholding at the applicable rate unless the non-U.S. holder certifies, under penalties of perjury, that it is not a “United States person” (as defined in the Code) and satisfies certain other conditions or it otherwise establishes an exemption.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder may be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS in a timely manner.
Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.
Foreign Account Tax Compliance Act.   Under the Foreign Account Tax Compliance Act (“FATCA”), a U.S. federal withholding tax at a rate of 30% may be imposed on (i) U.S. source interest (including interest paid on the Notes) and (ii) subject to the proposed Treasury Regulations discussed below, the gross proceeds from the taxable disposition of obligations that produce U.S. source interest, in each case to certain foreign entities, unless various information reporting, withholding, and other requirements are satisfied. In the case of payments made to a “foreign financial institution” (as defined in section 1471(d)(4) of the Code and the Treasury Regulations promulgated thereunder), subject to certain exceptions, the tax will generally be imposed unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose certain information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners) and satisfies certain other requirements or is deemed to be compliant with the requirements of FATCA, pursuant to an intergovernmental agreement in respect of FATCA or otherwise. In the case of payments made to certain other non-U.S. entities, the tax generally will be imposed unless such entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity or certifies that it has no such U.S. owners and complies with certain other requirements. No additional amounts will be payable on account of any withholding obligation that is imposed with respect to payments on the Notes as a result of the failure of any holder or beneficial owner of a Note, or any intermediary through which it directly or indirectly owns such Note, to comply with the requirements of FATCA.
Treasury Regulations proposed in December 2018 eliminate FATCA withholding on the gross proceeds from a taxable disposition of instruments, such as the Notes, that produce U.S. source interest. In its preamble to such proposed Treasury Regulations, the IRS stated that taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued.
The discussion of U.S. federal income tax considerations set forth above is included for general information only. Prospective purchasers of the Notes are urged to consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership, and disposition of Notes, including the tax consequences under state, local, estate, foreign, and other tax laws and the possible effects of changes in U.S. or other tax laws.

CERTAIN ERISA CONSIDERATIONS
General Fiduciary Matters
A fiduciary of a pension, profit-sharing, or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the Plan fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and whether the investment would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and any other plans that are subject to Section 4975 of the Code (collectively and also, “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise taxes or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory, or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not directly subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S., or other laws (“Similar Laws”).
The acquisition and holding of the Notes or any interest therein by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or any paying agent or any of our or its respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief, if required, for direct or indirect prohibited transactions that may arise from the purchase or holding of the Notes, or any interest therein. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code (the “service provider exemption”) may provide an exemption for the purchase and sale of the Notes by a Plan or a Plan Asset Entity provided that (i) the issuer of the Notes is not a party in interest or disqualified person with respect to an investing Plan other than by reason of providing services to the Plan or a relationship to a service provider, (ii) neither the issuer of the Notes nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that (iii) the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Any purchaser or holder of the Notes or any interest therein will be deemed to have represented by its purchase and holding of the Notes or any interest therein that it either (i) is not a Plan, a Plan Asset Entity, or a Non-ERISA Arrangement and is not purchasing or holding the Notes or any interest therein on behalf of or with the assets of any Plan, a Plan Asset Entity, or Non-ERISA Arrangement or (ii) the purchase and holding of the Notes will not constitute or result in a prohibited transaction under ERISA or the Code for which there is no exemption, nor will result in a violation under any applicable Similar Laws. Further, any purchaser or holder of the Notes or any interest therein will be deemed to have represented by its purchase and holding of the Notes or any interest therein that (i) fiduciaries of such arrangement have made the decision to make such investment independently (and not relying on any advice) from SBSI, (ii) such fiduciaries are validly authorized to take such action, and (iii) such investment is consistent with their fiduciary responsibilities and the provisions of ERISA and/or the Code or any other Similar Law or other applicable law, along with the terms of any document governing such Plan, Plan Asset Entity, or Non-ERISA Arrangement.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Notes or any interest therein on behalf of or with the assets of any Plan, a Plan Asset Entity, or Non- ERISA Arrangement consult with their counsel regarding the potential consequences under ERISA and Section 4975 of the Code, and, if applicable, the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Notes have exclusive responsibility for ensuring that their purchase and holding of the Notes or any interest therein do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Notes to a Plan, Plan Asset Entity, or Non-ERISA Arrangement is in no respect a recommendation to make such a purchase or a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities, or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity, or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities, or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity, or Non-ERISA Arrangement.

UNDERWRITING
We have entered into an underwriting agreement with Keefe, Bruyette & Woods, Inc., who is acting as the sole underwriter with respect to the Notes being offered pursuant to this prospectus supplement. Subject to certain conditions, the underwriter has agreed to purchase $150,000,000 in aggregate principal amount of Notes in this offering.
The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the Notes offered hereby if any of them are purchased. If the underwriter defaults, the underwriting agreement provides that the underwriting agreement may be terminated. We have agreed to indemnify the underwriter, and persons who control the underwriter, against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.
The Notes will constitute a new class of securities with no established trading market. The underwriter has advised us that, following the completion of this offering, it currently intends to make a market in the Notes as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Notes, that you will be able to sell any of the Notes held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriter is offering the Notes offered hereby subject to their acceptance of such Notes from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
Notes sold by the underwriter to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriter to securities dealers may be sold at a discount from the initial public offering price not to exceed 0.5% of the principal amount of the Notes. If all of the Notes are not sold at their applicable initial offering prices, the underwriter may change the offering prices and the other selling terms. The offering of the Notes by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the Notes offered hereby).
	Per Note	Total
Public offering price(1)	100.00%	$150,000,000
Underwriting discounts and commissions paid by us(2)	1.50%	$2,250,000
Proceeds to us, before expenses	98.50%	$147,750,000

(1)
Plus accrued interest from August 14, 2025 to the date of delivery.

(2)
We have agreed to reimburse the underwriter for certain legal expenses in connection with this offering. Such reimbursement is deemed underwriter compensation by the Financial Industry Regulatory Authority (“FINRA”).

We estimate expenses payable by us in connection with this offering, other than, in each case, underwriting discounts and commissions, will be approximately $625,000. This estimate reflects that we may reimburse the underwriters for certain of their reasonable out-of-pocket expenses incurred in connection with their engagement as underwriters, including certain expenses attributable to legal fees and marketing, syndication and travel. The underwriters may also reimburse us for certain of our expenses related to the offering.
We expect that delivery of the Notes will be made against payment therefor on or about August 14, 2025, which will be the fifth business day following the date of pricing of the Notes, or “T+5.” Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes before the date that is one business day prior to the settlement date will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.
No Listing
The Notes will not be listed on any national securities exchange or quoted on any automated quotation system.
No Sale of Similar Securities
We have agreed with the underwriter that for a period of 30 days from the date of the underwriting agreement, we and our subsidiaries will not, without the prior consent of the underwriter, directly or indirectly, among other things, offer, pledge, sell, offer to sell or grant any option to sell, pledge, transfer or otherwise dispose of the Notes or any securities that are substantially similar to the Notes.
Stabilization
The underwriter has advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the Notes at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
A stabilizing bid is a bid for the purchase of Notes on behalf of the underwriter for the purpose of fixing or maintaining the price of the Notes. A syndicate covering transaction is the bid for or the purchase of Notes on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we, nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time without notice.
Other Activities and Relationships
The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter or its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of its various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments issued by us and our affiliates. Such investments and securities may involve securities and/or instruments of ours or our affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Electronic Distribution
This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or their respective affiliates.
Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by any of the underwriters or its respective affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied on by investors.
Other Matters
Other than in the United States, no action has been taken by us or any of the underwriters that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
VALIDITY OF NOTES
The validity of the Notes offered hereby and certain other matters relating to this offering will be passed upon for us by Alston & Bird, LLP. Certain legal matters relating to this offering will be passed upon for the underwriter by Hunton Andrews Kurth LLP.
EXPERTS
The consolidated financial statements of Southside Bancshares, Inc. appearing in Southside Bancshares, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Southside Bancshares, Inc.’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
Common Stock
Warrants
Senior Debt Securities
Subordinated Debt Securities
Purchase Contracts
Units
By this prospectus, we may offer and sell from time to time, in one or more offering: shares of our common stock; warrants to purchase shares of our common stock, senior debt securities and subordinated debt securities; senior debt securities; subordinated debt securities; purchase contracts relating to the purchase or sale of securities, currencies or commodities; and units consisting of two or more of the foregoing.
We will provide specific terms of each issuance of these securities in supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of securities, the prospectus supplement will set forth any applicable commission or discounts. See “Plan of Distribution” for a general description of the manner in which we may sell the securities described in this prospectus. In addition, certain selling shareholders may sell shares of our common stock, from time to time, together or separately, on terms described in the applicable prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you decide to invest in the securities described in the applicable prospectus supplement.
Each time that we or any selling shareholders sell securities using this prospectus, we or any selling shareholders may provide a prospectus supplement and attach it to this prospectus. Any such prospectus supplement will contain more specific information about the offering and the securities being offered, including the names of any selling shareholders, if applicable, the prices and our net proceeds from the sales of those securities. The prospectus supplement may also add, update or change information contained in this prospectus.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “SBSI.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risk. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 6 before you invest in our securities.
Any securities offered by this prospectus and accompanying prospectus supplement will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, the Bank Insurance Fund or any other government agency or instrumentality.
None of the Securities and Exchange Commission, the FDIC, the Board of Governors of the Federal Reserve System, or the Federal Reserve, or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 28, 2023

PROSPECTUS

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC or Commission, using a “shelf’ registration process. Under this shelf registration process, we and/or certain selling shareholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or certain selling shareholders may offer. Each time we and/or certain selling shareholders offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”
Unless we state otherwise or the context otherwise requires, references in this prospectus to “the Company,” “we,” “us,” and “our” refer to the combined entities of Southside Bancshares, Inc. and its subsidiaries. The words “Southside” and “Southside Bancshares” refer to Southside Bancshares, Inc. The words “Southside Bank” and “the Bank” refer to Southside Bank.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC, of which this prospectus is a part, with respect to the securities being offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. We refer you to the registration statement and the exhibits and schedules thereto for further information. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit are qualified in all respects by reference to the actual text of the exhibit.
The SEC maintains an Internet website at https://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC and from which you can electronically access the registration statement, including the exhibits and schedules to the registration statement.
We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available on the SEC’s website referred to above.
You can find additional information about the Company at investors.southside.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet website, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering materials.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):
•
Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023;

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on April 28, 2023;

•
Our Current Report on Form 8-K, filed with the SEC on March 2, 2023;

•
Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 29, 2023, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022; and

•
The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, or the Exchange Act, including any amendment or report filed for purposes of updating such description.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall also be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein). We will provide this information at no cost to the requester upon written or oral request to Southside Bancshares, Inc., Attn: Investor Relations, 1201 South Beckham Avenue, Tyler, Texas, 75701; Tel.: (877) 639-3511.
You should rely only on the information incorporated by reference or set forth in this prospectus or any prospectus supplement. Neither we nor any underwriters, dealers or agents have authorized anyone else to provide you with additional or different information. We and the selling shareholders, if any, are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any other offering material or any document incorporated by reference is accurate as of any date other than the dates on the front of those documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained or incorporated by reference in this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the financial condition, results of operations, earnings outlook and business plans, goals, expectations and prospects of Southside. Words such as “anticipate,” “believe,” “feel,” “expect,” “estimate,” “indicate,” “seek,” “strive,” “plan,” “intend,” “outlook,” “forecast,” “project,” “position,” “target,” “mission,” “contemplate,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions often identify forward-looking statements.
These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this prospectus and do not purport to speak as of any other date. Forward-looking statements may include forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; any statements of the plans and objectives of management for future or past operations; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing.
The forward-looking statements contained or incorporated by reference in this prospectus reflect the view of management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Such risks and uncertainties include, among others, the following:
•
general (i) political conditions, including, without limitation, governmental action and uncertainty resulting from U.S. and global political trends and (ii) economic conditions, either globally, nationally, in the State of Texas, or in the specific markets in which we operate, including, without limitation, the deterioration of the commercial real estate, residential real estate, construction and development, energy, oil and gas, credit or liquidity markets, which could cause an adverse change in our net interest margin, or a decline in the value of our assets, which could result in realized losses, as well as the risk of an economic slowdown or recession;

•
current or future legislation, regulatory changes or changes in monetary or fiscal policy that adversely affect the businesses in which we or our customers or our borrowers are engaged, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Federal Reserve’s actions to increase interest rates, the capital requirements promulgated by the Basel Committee on Banking Supervision, the CARES Act, the Economic Aid Act, the discontinuation of interest rates based on LIBOR and other regulatory responses to economic conditions;

•
the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within our primary market areas, including the effects of inflationary pressures, changes in interest rates, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior (including the velocity of loan repayment) and credit risk as a result of the foregoing;

•
economic or other disruptions caused by acts of terrorism, war or other conflicts, including the military conflict between Russia and Ukraine, natural disasters, such as hurricanes, freezes, flooding and other man-made disasters, such as oil spills or power outages, health emergencies, epidemics or pandemics, climate changes or other catastrophic events;

•
potential impacts of the recent adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto;

•
technological changes, including potential cyber-security incidents and other disruptions, or innovations in the financial services industry, including as a result of the increased telework environment;

•
our ability to identify and address cyber-security risks, such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage of our systems, increased costs, significant losses, or adverse effects to our reputation;

•
changes in the interest rate yield curve such as flat, inverted or steep yield curves, or changes in the interest rate environment that impact interest margins and may impact prepayments on our mortgage-backed securities (“MBS”) portfolio;

•
the risk that our enterprise risk management framework, compliance program or our corporate governance and supervisory oversight functions may not identify or address risks adequately, which may result in unexpected losses;

•
the effect of compliance with legislation or regulatory changes;

•
credit risks of borrowers, including any increase in those risks due to changing economic conditions;

•
increases in our nonperforming assets;

•
risks related to environmental liability as a result of certain lending activity;

•
our ability to maintain adequate liquidity to fund operations and growth;

•
our ability to monitor interest rate risk;

•
any applicable regulatory limits or other restrictions on Southside Bank’s ability to pay dividends to us;

•
the failure of our assumptions underlying our allowance for loan losses and other estimates;

•
the failure to maintain an effective system of controls and procedures, including internal control over financial reporting;

•
the effectiveness of our derivative financial instruments and hedging activities to manage risk;

•
unexpected outcomes of, and the costs associated with, existing or new litigation involving us;

•
potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions;

•
changes impacting our balance sheet and leverage strategy;

•
risks related to actual mortgage prepayments diverging from projections;

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risks related to fluctuations in the price per barrel of crude oil;

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significant increases in competition in the banking and financial services industry;

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changes in consumer spending, borrowing and saving habits, including as a result of rising inflation and recessionary concerns;

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execution of future acquisitions, reorganization or disposition transactions, including the risk that the anticipated benefits of such transactions are not realized;

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our ability to increase market share and control expenses;

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our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by our customers;

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the effect of changes in federal or state tax laws;

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the effect of changes in accounting policies and practices;

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adverse changes in the status or financial condition of the Government-Sponsored Enterprises (the “GSEs”) which impact the GSEs’ guarantees or ability to pay or issue debt;

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adverse changes in the credit portfolios of other U.S. financial institutions relative to the performance of certain of our investment securities;

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risks related to actual U.S. agency MBS prepayments exceeding projected prepayment levels;

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risks related to U.S. agency MBS prepayments increasing due to U.S. government programs designed to assist homeowners to refinance their mortgage that might not otherwise have qualified;

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risks related to loans secured by real estate, including the risk that the value and marketability of collateral could decline;

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risks associated with our common stock and our other securities, including fluctuations in our stock prices and general volatility in the stock market;

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use of proceeds from any sale of securities by us; and

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and other risks and uncertainties detailed from time to time in our SEC filings.

Any forward-looking statements made in this prospectus or in any documents incorporated by reference into this prospectus, are subject to the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. Southside does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, unless otherwise required by law. All subsequent written and oral forward-looking statements attributable to Southside or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus.
SOUTHSIDE BANCSHARES, INC.
Southside Bancshares, Inc., incorporated in Texas in 1982, is a bank holding company for Southside Bank, a Texas state bank headquartered in Tyler, Texas that was formed in 1960. We operate through 55 branches, 13 of which are located in grocery stores, in addition to wealth management and trust services, and/or loan production, brokerage or other financial services offices.
At March 31, 2023, Southside had total assets of $7.79 billion, total loans of $4.15 billion, deposits of $5.84 billion and shareholders’ equity of $751.0 million. Southside has paid a cash dividend every year since 1970 (including dividends paid by Southside Bank prior to the incorporation of Southside Bancshares).
We are a community-focused financial institution that offers a full range of financial services to individuals, businesses, municipal entities and nonprofit organizations in the communities that we serve. These services include consumer and commercial loans, deposit accounts, wealth management, trust and brokerage services.
Our consumer loan services include 1-4 family residential loans, home equity loans, home improvement loans, automobile loans and other consumer related loans. Commercial loan services include short-term working capital loans for inventory and accounts receivable, short- and medium-term loans for equipment or other business capital expansion, commercial real estate loans and municipal loans. We also offer construction loans for 1-4 family residential and commercial real estate.
We offer a variety of deposit accounts with a wide range of interest rates and terms, including savings, money market, interest and noninterest bearing checking accounts and certificates of deposit. Our trust and wealth management services include investment management, administration of irrevocable, revocable and testamentary trusts, estate administration, and custodian services, primarily for individuals and, to a lesser extent, partnerships and corporations. At March 31, 2023, our wealth management and trust assets under management were approximately $1.69 billion.
Our business strategy includes evaluating expansion opportunities through acquisitions of financial institutions in market areas that could complement our existing franchise. We generally seek merger partners that are culturally similar, have experienced management teams and possess either significant market presence or have potential for improved profitability through financial management, economies of scale or expanded services.

We and our subsidiaries are subject to comprehensive regulation, examination and supervision by the Federal Reserve, the Texas Department of Banking, and the FDIC, and are subject to numerous laws and regulations relating to internal controls, the extension of credit, making of loans to individuals, deposits and all other facets of our operations.
Our primary executive offices are located at 1201 South Beckham Avenue, Tyler, Texas 75701 and our telephone number is 903-531-7111. Our website can be found at www.southside.com. The contents of our website are not incorporated into this prospectus.
RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” above for information about how to obtain a copy of these documents. Additional risks related to our securities may also be described in a prospectus supplement.
USE OF PROCEEDS
We intend to use the net proceeds from our sales of securities for general corporate purposes, unless otherwise set forth in the applicable prospectus supplement.
We will not receive any proceeds from the resale of shares of common stock by selling shareholders under this prospectus or any prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of the material terms of our Restated Certificate of Formation and Amended and Restated Bylaws and include all material information with respect to our capital stock. Reference is made to the more detailed provisions of the Amended and Restated Certificate of Formation and Amended and Restated Bylaws, copies of which will be filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law. See “Where You Can Find More Information.”
General
Our Restated Certificate of Formation authorizes us to issue up to 80,000,000 shares of common stock, par value $1.25 per share.
As of April 21, 2023, there were 30,944,751 shares of common stock outstanding, 652,880 shares issuable upon exercise of outstanding stock options, 241,762 shares issuable upon the vesting of restricted stock units and 29,422 shares issuable upon the vesting of performance stock units.
Common Stock
Voting Rights
Each holder of shares of Southside common stock is entitled to one vote for each share held on all questions submitted to a vote at a meeting of shareholders. Holders of shares of Southside common stock do not have cumulative voting rights in the election of directors.
Election of our directors requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a shareholder meeting at which a quorum is present; provided, however, that if as of the record date for such annual meeting of shareholders the number of nominees for director exceeds the number of positions on the board of directors to be filled by election at such meeting, or a “contested election,” then the directors shall be elected by a plurality of the votes cast. Other matters (other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Texas law or our Restated Certificate of Formation) require approval by the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, or expressly abstained from voting with respect to, the matter at a shareholder meeting at which a quorum is present.
Dividends
Our board of directors may declare, at its discretion, dividends payable in cash, property or shares of Southside common stock, subject to our Restated Certificate of Formation and to the extent permitted by applicable law.
Liquidation
Subject to the prior rights of our creditors, in the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders.
Preemptive Rights
Holders of shares of our common stock do not have preemptive rights. Preemptive rights are the priority right to buy additional shares if we issue more shares in the future. Therefore, if additional shares are issued by us without the opportunity for existing shareholders to purchase more shares, a shareholder’s ownership interest in us may be subject to dilution.
Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “SBSI.”

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Investor Services.
Certain Provisions of Texas Law and Certain Certificate of Formation and Bylaw Provisions
The following sets forth certain provisions of the Texas Business Organizations Code, or the TBOC, and our Restated Certificate of Formation and Amended and Restated Bylaws.
Shareholder Meetings
Our Amended and Restated Bylaws provide that special meetings of the shareholders may be called by our President and shall be called by our President or Secretary at the request in writing of a majority of our board of directors, or at the request in writing of Southside shareholders owning not less than 10% of all the shares entitled to vote at the meeting. A request for a special meeting must state the purpose of the proposed meeting. Business transacted at a special meeting shall be limited to the purposes stated in the notice of such meeting.
Action by Shareholders without a Meeting
The TBOC permits shareholder action by unanimous written consent. Our Amended and Restated Bylaws provide that shareholders have the authority to take any action by unanimous written consent.
No Cumulative Voting
The TBOC provides that a corporation may limit or prohibit a shareholder’s right to cumulate votes in the election of directors pursuant to its certificate of formation. Our Restated Certificate of Formation prohibits cumulative voting in the election of directors.
Director Removal
Our Amended and Restated Bylaws provide that any or all of our directors may be removed from office, for cause only, by a vote of the holders of a majority of the shares then entitled to vote at any election of directors.
Classified Board and Term of Directors
Our Restated Certificate of Formation provides for the election of directors to three classes, as nearly equal in number as possible, to hold office for staggered terms. Directors elected to each class shall hold office until the expiration of the three-year term applicable to the class of directorship to which the respective director is elected and until their successors are elected and qualified, or they shall hold office until death or retirement or until resignation or removal in the manner provided in our Amended and Restated Bylaws. This helps ensure the continuity of our board of directors and effectively makes it more difficult for potential acquirers of Southside to acquire control of us through control of our board of directors.
Requirements for Advance Notification of Shareholder Nominations and Proposals
Our Amended and Restated Bylaws set forth advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or its committees.
Texas Business Combination Statute
We are subject to the affiliated business combinations provisions of Chapter 21, Subchapter M of the TBOC (Sections 21.601 through 21.610), which provide that a Texas corporation may not engage in certain business combinations, including mergers, share exchanges and asset sales, with a person, or an affiliate or associate of such person, who is an “Affiliated Shareholder” (generally defined as the holder of 20% or more of the corporation’s voting shares) for a period of three years from the date such person became an Affiliated Shareholder unless: (1) the business combination or purchase or acquisition of shares made by the

Affiliated Shareholder was approved by the board of directors of the corporation before the Affiliated Shareholder became an Affiliated Shareholder or (2) the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the Affiliated Shareholder or an affiliate or associate of the Affiliated Shareholder, at a meeting of shareholders called for that purpose (and not by written consent), not less than six months after the Affiliated Shareholder became an Affiliated Shareholder.
Neither our Restated Certificate of Formation nor our Amended and Restated Bylaws contain any provision expressly providing that we will not be subject to the affiliated business combinations provisions of the TBOC. The affiliated business combinations provisions of the TBOC may have the effect of inhibiting a non-negotiated merger or other business combination involving Southside, even if such event(s) would be beneficial to our shareholders.
Limitations on Liability and Indemnification of Directors and Officers
Our Restated Certificate of Formation limits the liability of our directors to the fullest extent permitted by Texas statutory or decisional law. The TBOC currently prohibits the elimination of personal liability for (1) a breach of the director’s duty of loyalty, (2) acts or omissions not in good faith that (a) constitute a breach of the director’s duty to the corporation or (b) involve intentional misconduct or a knowing violation of law, (3) any transaction from which the director derived an improper personal benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties, or (4) acts or omissions for which the liability of a director is expressly provided by an applicable statute.
DESCRIPTION OF WARRANTS
This section describes the general terms and provisions of the warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
We may issue warrants for the purchase of common stock, debt securities, other securities or any combination of these securities. Securities warrants may be issued independently or together with any other securities offered by this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of the warrants will be issued under a separate securities warrant agreement to be entered into by us and a bank or trust company, as securities warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. Each issue of warrants will be evidenced by warrant certificates. The securities warrant agent will act solely as an agent of ours in connection with the securities warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of securities warrant certificates or beneficial owners of warrants.
If we offer warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such warrants, including the following, where applicable:
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the offering price at which we will issue the warrants;

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the total number of warrants;

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any applicable anti-dilution provisions to adjust the number of shares to be delivered upon exercise of warrants to purchase common stock;

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the designation and terms of the securities with which the warrants are being offered, if any, the number of the warrants being offered with each security, and the number of shares purchasable upon exercise of the warrants;

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the price at which investors may purchase the underlying securities purchasable upon exercise of the warrants, as well as related adjustment provisions affecting that exercise price;

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the date on and after which the warrants and any related securities will be transferable separately;

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the dates on which the right to exercise the warrants shall commence and expire;

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federal income tax considerations; and

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any other material terms of the warrants.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon the exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon the exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock will not have any rights of holders of the common stock purchasable upon the exercise and will not be entitled to dividend payments, if any, or voting rights of the common stock purchasable upon the exercise.
DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES
We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be issued under a subordinated debt indenture between us and Wilmington Trust, National Association, as trustee. The senior debt securities will be issued under a senior debt indenture between us and Wilmington Trust, National Association, as trustee.
The following summary of the general terms and provisions of the indentures is not complete (the text below refers to both the subordinated debt indenture and the senior debt indenture as the “indentures”). The form of subordinated debt indenture and the form of senior debt indenture are included as exhibits to the registration statement of which this prospectus forms a part. The indentures are substantially identical except as described below under “Subordinated Debt Securities” in this section. You should read the indentures for provisions that may be important to you.
When we offer to sell a particular series of debt securities, the prospectus supplement will describe the specific terms of the series, and it will also address whether the general terms and provisions described below apply to the particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the form of indentures.
General
As provided in a supplemental indenture or officers’ certificate and board resolution, the particular terms of each series of debt securities will be adopted pursuant to authority granted by our board of directors which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indentures, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:
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the title of the debt securities;

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the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

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whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities;”

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any limit on the aggregate principal amount of the debt securities;

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the date(s) when principal payments are due on the debt securities;

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the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

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the place(s) where principal of, premium and interest on the debt securities will be payable;

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provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

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the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or book-entry debt securities;

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the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

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any depositaries, interest rate calculation agents, exchange rate calculation agents, conversion agents or other agents with respect to the debt securities; and

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any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officers’ certificate and board resolution or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.
The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.
Transfer and Exchange
As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive, registered, non-global form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), in the aggregate principal amount of the series of debt securities. Except as described below under the heading “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be certificated.
Certificated Debt Securities
You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) only by surrendering the certificate representing those certificated debt securities. Either we or the trustee will reissue the existing certificate, or issue a new certificate, to the new holder.
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, The Depository Trust Company (which we refer to below as “DTC”), and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the book-entry debt securities will be represented through book entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests on the book-entry debt securities through DTC.
DTC has advised us that:
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DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within in the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

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DTC holds securities that its participants deposit with DTC and facilitates the post-trade settlement among participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of security certificates.
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Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

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DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

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Access to the DTC System is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

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The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the description of the operations and procedures of DTC in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, any underwriters, any trustees or any of our respective agents takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.
We expect that under procedures established by DTC:
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upon deposit of any book-entry debt securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by any underwriters with portions of the principal amounts of the book-entry debt securities; and

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ownership of the book-entry debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a book-entry debt security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a book-entry debt security to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a certificated debt security in respect of such interest.
So long as DTC or its nominee is the registered owner of a book-entry debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by that book-entry debt security for all purposes under the indenture and the debt securities. Except as provided below, owners of beneficial interests in a book-entry debt security will not be entitled to have debt securities represented by that book-entry debt security registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a book-entry debt security must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a book-entry debt security.
Neither we nor any trustee nor any of our respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on the debt securities represented by book-entry debt securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a book-entry debt security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the book-entry debt security as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the book-entry debt security held through such participants will be governed by standing instructions and customary practice as is currently the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.
Settlement Procedures
Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.
Certificated Debt Securities
Certificated debt securities in respect of any debt securities will not be issued in exchange for a beneficial interest in book-entry debt securities, except in very limited circumstances. We will issue or cause to be issued certificated debt securities to each person that DTC identifies as the beneficial owner of the debt securities represented by a book-entry debt security upon surrender by DTC of the book-entry debt security if:
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DTC notifies us that it is no longer willing or able to act as a depositary for such global debt security or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

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an event of default has occurred and is continuing, and DTC requests the issuance of certificated debt securities; or

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subject to DTC’s procedures, we determine not to have the debt securities of such series represented by a book-entry debt security.

Neither we nor any trustee nor any of our respective agents will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and any trustee and each of our respective agents may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of any certificated debt security to be issued.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.
Covenants
The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.
Consolidation, Merger and Sale of Assets
We may not consolidate or merge with, or sell or lease all or substantially all of our properties and assets to, any person, which we refer to as a “successor,” unless:
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we are the surviving corporation or the successor (if not us) is a corporation organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

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immediately after giving effect to the transaction, no event of default, and no event which after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the indenture; and

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certain other conditions are met.

Events of Default
For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events unless the applicable prospectus supplement provides that such series of debt securities shall not have the benefit of said event of default:
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default in the payment when due of any interest on any debt security of that series, and continuance of such default for a period of 30 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of such 30-day period);

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default in the payment when due of principal of (or premium, if any, on) any debt security of that series;

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default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

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default in the performance or breach of any other covenant or warranty in the indenture that applies to such series, which default continues (without such default or breach having been waived in accordance with the provisions of the indenture) for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

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certain events of bankruptcy, insolvency or reorganization involving us.

The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).
If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of 25.0% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration is automatic (without any notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indentures provide that the applicable trustee will be under no obligation to exercise any rights or powers under the indentures at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indentures or for the appointment of a receiver or trustee, or for any remedy under the indentures, unless:
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that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

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the holders of at least 25% in principal amount of the outstanding debt securities of that series have requested the trustee in writing (and offered indemnity acceptable to the trustee) to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

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certain other conditions are met.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Under the indentures we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indentures provide that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.
Modification and Waiver
We may amend or supplement the indentures or a series of debt securities if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment or waiver without the consent of the specific holder of an affected debt security then outstanding if that amendment or waiver will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of, or extend the time for payment of, interest (including default interest) on any debt security;

•
reduce the principal or change the stated maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•
reduce the principal amount of discount securities payable upon acceleration of maturity;

•
make any change to the list of provisions of the indentures which may not be amended or waived without the consent of the specific holder of an affected debt security, or make any change to the types of past defaults which may not be waived by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series;

•
make any change to certain provisions of the indentures relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment;

•
waive a redemption payment with respect to any debt security; or

•
make any change adversely affecting any right of repayment or repurchase at the option of the holder of the debt securities.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indentures. In certain circumstances, the indentures can be amended without the consent of the holders. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indentures with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected;

provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, which through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash, which is sufficient in the opinion of our independent public accountants to make all payments of principal (or premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
Under the indentures (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indentures, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.
Covenant Defeasance and Events of Default
If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.
The Trustee
The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act of 1939), and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.
Subordinated Debt Securities
The subordinated debt indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.
Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal, premium, if any, and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The subordinated debt indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.
We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:
•
a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of any senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or

•
a default (other than a payment default) with respect to designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated, unless the indenture otherwise prohibits such payment or distribution at the time of such payment or distribution.
No new payment blockage notice may be given unless and until 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, premium, if any, and interest on the debt securities that have come due have been paid in full in cash. A non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.
If the trustee or any holder of the debt securities receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.
In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indentures.
The subordinated debt indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.
We are obligated to pay reasonable compensation to the trustee, reimburse the trustee for reasonable expenses and to indemnify the trustee against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee and will not be subject to subordination.

Certain Definitions
“Indebtedness” means:
(1)
all indebtedness (contingent or otherwise) in respect of borrowed money or evidenced by bonds, notes, debentures of similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(2)
all obligations and liabilities (contingent or otherwise) in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet;

(3)
all obligations and other liabilities (contingent or otherwise) representing the balance deferred and unpaid of the purchase price of any property;

(4)
all obligations (contingent or otherwise) with respect to interest rate swap agreements, interest rate cap agreements, and interest rate collar agreements, and other agreements or arrangements designed to protect against fluctuations in interest rates, except any such balance that constitutes an accrued expense or trade payable; and

(5)
all direct or indirect guaranties (other than by endorsement of negotiable instruments for collection in the ordinary course of business) in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any indebtedness.

“Senior Indebtedness” means the principal of (and premium, if any), accrued interest (including interest accruing on or after the filing in bankruptcy or reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and other amounts owing with respect to all Indebtedness of the Company (including Indebtedness of others guaranteed by the Company) other than subordinated debt securities, in any such case whether outstanding on the date of the indentures or the date subordinated debt securities of any series are issued under the indentures or thereafter created, incurred or assumed, unless in any case in the instrument creating or evidencing any such Indebtedness or obligation or pursuant to which the same is outstanding it is provided that such Indebtedness or obligation is not superior in right of payment to the subordinated debt securities or it is provided that such Indebtedness or obligation is subordinated to Senior Indebtedness to substantially the same extent as the subordinated debt securities are subordinated to Senior Indebtedness.
Governing Law
Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•
currencies; or

•
commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement.
DESCRIPTION OF UNITS
We may issue units consisting of one or more of the other securities that may be offered under this prospectus, in any combination. Units may also include debt obligations of a third party. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only and are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
When we issue units, we will provide in a prospectus supplement the following terms of the units being issued when applicable:
•
the title of any series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
information with respect to any book-entry procedures;

•
a discussion of any material or special U.S. federal income tax consequences applicable to an investment in the units; and

•
any other material terms of the units and their constituent securities.

SELLING SHAREHOLDERS
Information about selling shareholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the Commission which are incorporated into this prospectus by reference.
Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us shares of our common stock in various private transactions. Such selling shareholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling shareholders,” may from time to time offer and sell shares of our common stock pursuant to this prospectus and any applicable prospectus supplement.
We are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, which allows us to register secondary sales of shares of our common stock by any selling shareholder by filing a prospectus supplement with the Commission. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. We will not receive any proceeds from the sale of the securities by the selling shareholders, but in certain cases we may pay fees and expenses relating to the registration or an offering of such securities, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and the rules and regulations of the Nasdaq Global Select Market, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association.
Selling shareholders may offer for sale all, some portion or none of the securities that they hold. To the extent that any of the selling shareholders are brokers or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act.
We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. The applicable prospectus supplement will set forth the name of each of the selling shareholders, the number and classes of our securities beneficially owned by such selling shareholders that are offered by such prospectus supplement, the amount to be offered for the shareholder’s account, and the amount and (if one percent or more) the percentage of the class to be owned by such shareholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and/or any selling shareholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•
directly to a limited number of purchasers or to a single purchaser;

•
through agents;

•
to or through underwriters, brokers or dealers; or

•
through a combination of these methods.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to the securities offered by this prospectus, or we may also distribute such securities through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Shares of common stock may also be exchanged for satisfaction of the selling shareholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
In addition, the manner in which we and/or any selling shareholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•
a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
privately negotiated transactions.

Any selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.
A prospectus supplement will state the terms of the offering of the securities, including:
•
the name or names of any underwriters, dealers, agents or other third parties and the amounts of securities underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the securities and the net proceeds to be received by us and/or the selling shareholders from the sale;

•
any delayed delivery arrangements;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters, any selling shareholders, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
The selling shareholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the Nasdaq Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.
In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA’s Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.
There can be no assurance that we will sell all or any of the securities offered by this prospectus.

LEGAL MATTERS
The validity of the securities being offered hereby and other certain legal matters will be passed upon for us by Alston & Bird LLP, Washington, D.C.
EXPERTS
The consolidated financial statements of Southside Bancshares, Inc. appearing in Southside Bancshares, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Southside Bancshares, Inc.’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$150,000,000
7.00% Fixed-to-Floating Rate Subordinated Notes due 2035

Prospectus Supplement

Sole Book-Running Manager
August 7, 2025